Exhibit 4.1

Execution Version

ORTHO-CLINICAL DIAGNOSTICS, INC. and

ORTHO-CLINICAL DIAGNOSTICS S.A.,

as Issuers

and

the Guarantors party hereto from time to time

INDENTURE

Dated as of January 27, 2020

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

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Page
SECTION 12.8.	Jurisdiction and Service	141
SECTION 12.9.	Waiver of Jury Trial	141
SECTION 12.10.	No Recourse Against Others	141
SECTION 12.11.	Successors	141
SECTION 12.12.	Multiple Originals	141
SECTION 12.13.	Variable Provisions	142
SECTION 12.14.	Table of Contents; Headings	142
SECTION 12.15.	Force Majeure	142
SECTION 12.16.	USA Patriot Act	142
SECTION 12.17.	[Reserved]	142
SECTION 12.18.	Communication by Holders with Other Holders	142

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Certificate to Be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT E	Form of Supplemental Indenture

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INDENTURE, dated as of January 27, 2020, as amended or supplemented from time to time (this “Indenture”), among ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer, the “Issuers”), the Guarantors (as defined herein) from time to time party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”).

Recitals of the Issuers

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes (as defined herein):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of the entities and assets comprising the business known as Ortho-Clinical Diagnostics, including both the Day 1 Acquisition and Day 2 Acquisition, pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain stock and asset purchase agreement, including all exhibits and schedules thereto, dated as of January 16, 2014, by and among Johnson & Johnson and Bermuda Holdco, and all side letters and other agreements related thereto, in each case, as amended up to and including the Day 1 Closing Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.

“Alternative Currencies” means (a) Canadian Dollars, Japanese yen, Euros, Pounds Sterling and (b) any other currency that is a lawful currency that is freely transferable and convertible into Dollars.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, as calculated by the Issuers, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of the Note at February 1, 2023, in the case of the Initial Notes, or at such first optional redemption date as may be specified by the Issuers in accordance with the provisions of Section 2.2 hereof, in the case of any Additional Notes, in each case, as set forth in Section 5.1(a), plus (ii) all required interest payments due on such Note through February 1, 2023 (excluding accrued but unpaid interest to (but not including) the Redemption Date), in the case of each of clauses (i) and (ii) above, computed using a discount rate equal to the Treasury Rate, plus 50 basis points; over (b) the then outstanding principal amount of the Note.

The Trustee shall have no duty to calculate or verify the Issuers’ calculation of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Lux Co-Issuer or any Restricted Subsidiary, or

(2) the issuance or sale of Equity Interests (other than preferred stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 3.3 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of the Lux Co-Issuer (other than to the Lux Co-Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “disposition”). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Lux Co-Issuer and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(b) any disposition in compliance with Section 4.1 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment that is permitted to be made, and is made, under Section 3.4 or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to $40 million;

(e) any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Lux Co-Issuer or by the Lux Co-Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) the creation of any Lien permitted under this Indenture;

(g) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring;

(k) a sale, assignment or other transfer of Receivables Assets, or participations therein and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Lux Co-Issuer;

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Lux Co-Issuer and the Restricted Subsidiaries of the Lux Co-Issuer;

(n) any transfer in a Sale/Leaseback Transaction of any property acquired or built after the Issue Date; provided that such sale is for at least Fair Market Value (as determined on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Lux Co-Issuer or any Restricted Subsidiary of the Lux Co-Issuer, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events;

(q) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 90 days of such disposition);

(u) a sale or transfer of equipment receivables, or participations therein, and related assets; and

(v) the disposition of assets acquired pursuant to any Permitted Investment, which assets are not used or useful to the core or principal business of the Lux Co-Issuer and the Restricted Subsidiaries; and (ii) the disposition of assets that are necessary or advisable, in the good faith judgment of the Lux Co-Issuer, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on January 16, 2020, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on January 16, 2020), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that is outside the control of the holder and that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Bermuda Holdco” means Ortho-Clinical Diagnostics Bermuda Co. Ltd. (f/k/a Crimson Bermuda Co. Ltd.), a Bermuda exempted limited liability company, and its successors.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Indenture, the place of payment. If the due date for any payment (including in connection with a redemption or repurchase) in respect of any Notes is not a Business Day, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest on such payment as a result of any such delay.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or operating lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of an Issuer or any Guarantor (other than from a Restricted Subsidiary) and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) Dollars, Alternative Currencies or the national currency of the United Kingdom or any participating member state of the European Union and, with respect to any Non-U.S. Subsidiaries, other currencies held by such Non-U.S. Subsidiary in the ordinary course of business;

(2) securities issued or directly, guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member state of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million in the case of domestic banks or $100 million (or the Dollar Equivalent thereof) in the case of foreign banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Lux Co-Issuer) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.

“CFC” means any Subsidiary of the U.S. Co-Issuer (or of any Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Subsidiary of the U.S. Co-Issuer (or of any Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia) (i) that is organized under the laws of the United States of America, any state thereof or the District of Columbia and (ii) that owns no material assets other than Equity Interests and/or indebtedness of one or more CFCs and/or one or more other CFC Holdcos.

“Change of Control” means the occurrence of any of the following events:

(i) any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act, as in effect on January 16, 2020, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, acquires beneficial ownership of more than 50% of the Voting Stock (measured by reference to voting power) of the Lux Co-Issuer (determined on a fully diluted basis); or

(ii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Lux Co-Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company Order” means a written request or order signed in the name of each of the Issuers by any Officer of each of the Issuers.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1) increased, in each case to the extent deducted and not added back in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; provided that Day 2 Country Payments shall be increased to the extent of local statutory taxes affecting the amount of any such Day 2 Country Payments; plus

(b) Consolidated Interest Expense; plus

(c) [reserved]; plus

(d) all depreciation and amortization charges and expenses, including amortization for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(e) the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a wholly owned Restricted Subsidiary of such Person; plus

(f) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Lux Co-Issuer or any of the Permitted Holders (or any other Person who becomes a beneficial owner in the common equity of the Lux Co-Issuer (or a Permitted Parent) after the Issue Date), in each case, to the extent permitted under Section 3.8; plus

(g) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus

(h) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Lux Co-Issuer in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(i) all non-cash losses, charges and expenses, including any write-offs or writedowns; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(j) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income; plus

(k) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions and acquisitions after the Issue Date, project start-up costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(l) Pro Forma Cost Savings; plus

(m) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” and “Pro Forma Adjusted EBITDA” (or similar pro forma non-GAAP measures) as set forth in the “Summary” section in the Offering Memorandum relating to the offering of the Notes that contains a reconciliation of net income to such measure to the extent such adjustments continue to be applicable during the period in which Consolidated EBITDA is being calculated; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”;

(n) [reserved]; plus

(o) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus

(p) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of Consolidated Net Income and (ii) the proportion of those items described in clauses (a), (b) and (d) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby;

(2) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Issue Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and

(4) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-

cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, and all discounts, commissions, fees and other charges associated with any Receivables Financing); plus

(b) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Issue Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including, without limitation, all restructuring, severance, relocation, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges (including the SAP implementation contemplated in connection with the Transactions), start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses) incurred before, on or after the Issue Date), will be excluded;

(b) all (i) losses, charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with the consummation of any equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred hereunder (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any non-cash or unrealized currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;

(h) (i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (ii) the net income for such period will include any ordinary course dividends, distributions or other payments in cash (or converted into cash) received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Day 1 Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, will be excluded;

(l) all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Day 1 Closing Date will be excluded;

(o) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(p) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing will be excluded;

(q) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(r) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);

(s) to the extent not included in (or deducted from) net income, each Day 2 Country Payment will be included (to the extent received or accrued as a receivable) or deducted (to the extent paid or accrued as a liability), as the case may be;

(t) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(u) non-cash charges for deferred tax asset valuation allowances will be excluded;

(v) cash dividends or returns of capital from Investments, in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Issue Date will be included;

(w) solely for the purpose of determining the amount available for Restricted Payments under Section 3.4(a)(C) and without duplication of provisions under Section 3.4(a)(C) with respect to returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause (w)); and

(x) any Initial Public Company Costs will be included as an add back.

For the purpose of Section 3.4 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under Sections 3.4(a)(C)(5) or 3.4(a)(C)(6).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, indemnification assets in connection with the Transactions, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Lux Co-Issuer and its Restricted Subsidiaries and computed in accordance with GAAP.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (1) (x) Consolidated Total Indebtedness of the Lux Co-Issuer that is secured by a Lien as of such date and not subordinated in right of payment to the Notes minus (y) the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Lux Co-Issuer and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by the Lux Co-Issuer and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis to (2) the Consolidated EBITDA of the Lux Co-Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis. For purposes of calculating the Consolidated Senior Secured Debt Ratio with respect to any revolving Indebtedness, the Lux Co-Issuer may elect, at the time of the initial borrowing under such revolving Indebtedness, to either (x) give pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Senior Secured Debt Ratio component of any provision hereunder, or (y) give pro forma effect to the Incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to Incur the amounts committed to under such Indebtedness will be subject to the Consolidated Senior Secured Debt Ratio (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) (x) Consolidated Total Indebtedness of the Lux Co-Issuer as of such date minus (y) the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Lux Co-Issuer and its Restricted Subsidiaries for which internal financial statements are available immediately preceding such date and held by the Lux Co-Issuer and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis to (2) the Consolidated EBITDA of the Lux Co-Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of Indebtedness of the Lux Co-Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of funded Indebtedness for borrowed money (other than Indebtedness with respect to Cash Management Services and intercompany indebtedness or that are otherwise removed in consolidation) and (2) the aggregate amount of all outstanding Disqualified Stock of the Lux Co-Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP, in each case of clauses (1) and (2) above, based on internal financial statements that are available immediately preceding such date and calculated on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness of the Lux Co-Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Lux Co-Issuer or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Lux Co-Issuer or any other Restricted Subsidiary to its capital) after the Issue Date and designated as a Cash Contribution Amount.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.1 or such other address as to which the Trustee may give notice to the Issuers or Holders pursuant to the procedures set forth in Section 12.1.

“Credit Agreement” means (i) the Senior Credit Agreement and (ii) whether or not the Senior Credit Agreement remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables)

or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, Preferred Stock or Disqualified Stock, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided, that such increase in borrowings is permitted under this Indenture other than with respect to Refinancing Expenses, which shall be permitted without being deemed to increase the Indebtedness), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Data Download Program” means the interactive electronic interface made available by the Board of Governors of the Federal Reserve System or any successor information system.

“Day 1 Acquisition” means the acquisition by Bermuda Holdco and certain of its direct and indirect subsidiaries of the Day 1 Countries and the payment of the purchase price for Ortho.

“Day 1 Closing Date” means the date of the consummation of the Day 1 Acquisition, which was June 30, 2014.

“Day 1 Countries” means (a) certain assets and liabilities and (b) all of the equity interests and substantially all of the assets and liabilities of certain entities which, together with their subsidiaries, were acquired from Johnson & Johnson on the Day 1 Closing Date. These assets, liabilities and equity interests are associated with Austria, Belgium, Canada, the Czech Republic, France, Germany, Italy, Japan, Mexico, the Netherlands, Portugal, Spain, Switzerland, the United Kingdom and the United States.

“Day 2 Acquisition” means the acquisition by Bermuda Holdco and certain of its direct and indirect subsidiaries of the Day 2 Countries.

“Day 2 Countries” means certain assets and liabilities, which were acquired from Johnson & Johnson following the Day 1 Closing Date. These assets and liabilities are associated with Argentina, Australia, Brazil, Chile, China, Colombia, the Commonwealth of Puerto Rico, Denmark, the Dominican Republic, Ecuador, Hong Kong, India, Indonesia, Malaysia, New Zealand, Norway, Panama, Peru, the Philippines, Poland, Russia, Singapore, South Korea, Sweden, Taiwan, Thailand, Uruguay, Venezuela and Vietnam.

“Day 2 Country Payments” means amounts equal to the amount received, paid, owed to or by or accrued by the Issuers or any Restricted Subsidiary in respect of the EBITDA, net of local statutory tax, of each Day 2 Country.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuers.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Lux Co-Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Lux Co-Issuer (if issued by Holdings or any other direct or indirect parent of the Lux Co-Issuer) and excluded from the calculation set forth in Section 3.4(a)(C).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Lux Co-Issuer or its Subsidiaries or a direct or indirect parent of the Lux Co-Issuer or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lux Co-Issuer or its Subsidiaries or a direct or indirect parent of the Lux Co-Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“Equity Contribution” means the cash equity contributions to the Lux Co-Issuer made, either directly or indirectly, by the Sponsor in order to provide the Lux Co-Issuer with capital, when taken together with the proceeds of the Existing Notes and the borrowings under the Senior Credit Agreement, sufficient to consummate the Day 1 Acquisition on the Day 1 Closing Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale on or after the Issue Date of Capital Stock or Preferred Stock of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Lux Co-Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8 or any successor form thereto;

(2) issuances to any Subsidiary of the Lux Co-Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.

“Euro” and “€” mean the single currency of the participating member states introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, on any day, the rate at which the currency other than Dollars may be exchanged into Dollars at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by the Issuers in good faith.

“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Lux Co-Issuer after the Day 1 Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of the Lux Co-Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, or that are utilized to make a Restricted Payment pursuant to Section 3.4(b)(2). Excluded Contributions will be excluded from the calculation set forth in Section 3.4(a)(C).

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Lux Co-Issuer or any of its Subsidiaries or a direct or indirect parent of the Lux Co-Issuer (to the extent such employee stock ownership plan or trust has been funded by the Lux Co-Issuer or any Subsidiary or a direct or indirect parent of the Lux Co-Issuer), (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under Section 3.4(b)(iv)(a) or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in Section 3.4(b)(xiii)(b) and (iv) the Equity Contribution.

“Exempted Indebtedness” means, as of any particular time, all then outstanding Indebtedness of the Lux Co-Issuer and Principal Property Subsidiaries incurred after the Issue Date and secured by any mortgage, security interest, pledge or lien other than those permitted by Section 3.5(b).

“Existing Indenture” means the indenture governing the Existing Notes, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and as replaced (whether or not upon termination, and whether with the original holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time.

“Existing Notes” means the 6.625% Senior Notes due 2022 issued by the Issuers.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Lux Co-Issuer or any Restricted Subsidiary pursuant to which the Lux Co-Issuer or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1)-(3) of the definition of “Receivables Subsidiary.”

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recently ended Test Period immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that the Lux Co-Issuer or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing or other receivables financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to, substantially simultaneously with, or in connection with, the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1) Consolidated Interest Expense of such Person for such period, and

(2) the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed GAAP Date” means the Issue Date; provided that at any time and from time to time after the Issue Date, the Lux Co-Issuer may by written notice to the Trustee elect to change the Fixed GAAP Date (with respect to all or any subset of the Fixed GAAP Terms) to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Senior Secured Debt Ratio,” “Consolidated Total Debt Ratio,” “Consolidated Total Indebtedness,” “Consolidated EBITDA” and “Indebtedness,” (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Notes that, at the Lux Co-Issuer’s election, may be specified by the Lux Co-Issuer by written notice to the Trustee from time to time; provided that the Lux Co-Issuer may elect to remove any term from constituting a Fixed GAAP Term.

“GAAP” means generally accepted accounting principles in the United States of America as applied by the Issuers as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Lux Co-Issuer may at any time elect by written notice to the Trustee to use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth in Section 2.1(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 or 2.6 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the Obligations of the Issuers under this Indenture and the Notes in accordance with the provisions of this Indenture.

“Guarantors” means, collectively, each Restricted Subsidiary of the Lux Co-Issuer (other than the U.S. Co-Issuer) that executes (or otherwise becomes a party to) this Indenture on the Issue Date and each other Restricted Subsidiary of the Lux Co-Issuer that Incurs a Guarantee of the Notes; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person automatically ceases to be a Guarantor.

“Holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 89C, rue Pafebruch, L—8308 Capellen, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies’ register (Registre de Commerce et des Sociétés de Luxembourg) under number B185679, and its successors.

“IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes resold to IAIs.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, (d) in respect of Capitalized Lease Obligations, or (e) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness shall be the lesser of: (a) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) obligations under or in respect of Receivables Financings;

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Lux Co-Issuer and its consolidated Subsidiaries;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by the Lux Co-Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or

(x) Capital Stock (other than Disqualified Stock of the Lux Co-Issuer and Preferred Stock of a Non-Guarantor Subsidiary).

“Indenture” has the meaning set forth in the preamble hereto.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Lux Co-Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $675,000,000 in aggregate principal amount of 7.250% Senior Notes due 2028 of the Issuers issued under this Indenture on the Issue Date.

“Initial Public Company Costs” means, as to any Person, costs relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange (or similar non-U.S. exchange); provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange (or similar non-U.S. exchange) shall not constitute Initial Public Company Costs.

“Initial Purchasers” means J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, ING Financial Markets LLC, Macquarie Capital (USA) Inc., UBS Securities LLC, NatWest Markets Securities Inc. and Nomura Securities International, Inc.

“Interest Payment Date” means, in the case of the Initial Notes, February 1 and August 1 of each year, commencing on August 1, 2020 and, in the case of any Additional Notes, such interest payment dates as may be designated by the Issuers in accordance with the provisions of Section 2.2 hereof and, in each case, ending at the Stated Maturity of the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Lux Co-Issuer and its Subsidiaries,

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Lux Co-Issuer in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Lux Co-Issuer and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If the Lux Co-Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Lux Co-Issuer, the Lux Co-Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Lux Co-Issuer or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 3.4:

(1) “Investments” shall include the portion (proportionate to the Lux Co-Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Lux Co-Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Lux Co-Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Lux Co-Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Lux Co-Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 3.4 and otherwise determining compliance with Section 3.4) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Lux Co-Issuer or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Lux Co-Issuer or a Restricted Subsidiary in respect of such Investment, and shall be net of any Investment by such Person in the Lux Co-Issuer or any Restricted Subsidiary.

“Issue Date” means January 27, 2020.

“Issuers” has the meaning set forth in the preamble hereto. “Joint Business” means the contractual joint venture operated pursuant to that certain Agreement, dated August 17, 1989, between Ortho-Clinical Diagnostics, Inc. (as successor-in-interest to Ortho Diagnostics Systems, Inc.) and Novartis Vaccines and Diagnostics, Inc. (as successor-in-interest to Chiron Corporation), as amended.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to the Joint Business, collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“JV Distributions” means, at any time, the aggregate amount of all cash dividends or distributions received by the Lux Co-Issuer or any of its Restricted Subsidiaries as a return on an Investment in a permitted joint venture during the period from the Issue Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Lux Co-Issuer or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the permitted joint venture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Lux Co-Issuer” has the meaning set forth in the preamble hereto.

“Management Agreement” means that certain Consulting Services Agreement between the Lux Co-Issuer or any of its Affiliates, on the one hand, and the Sponsor, on the other hand entered into on or around the Day 1 Closing Date, as the same may be amended, restated, modified or replaced, from time to time, to the extent that, in the good faith judgment of the Board of Directors either of the Issuers or any direct or indirect parent of the Lux Co-Issuer, such amendment, modification or replacement is not less advantageous to the Holders in any material respect than the Consulting Services Agreement entered into on or around the Day 1 Closing Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Lux Co-Issuer (or any successor entity) or any direct or indirect parent of the Lux Co-Issuer on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Lux Co-Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Swap Contracts in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 3.7(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Swap Contracts in connection with such transaction and any deduction of appropriate amounts to be provided by the Lux Co-Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Lux Co-Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Term Loan Facility” means a new euro-denominated senior secured term loan facility in an amount equal to the euro equivalent of $375.0 million to be entered into by Holdings, the Issuers and their consolidated subsidiaries.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary of the Lux Co-Issuer (other than the U.S. Co-Issuer) that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Lux Co-Issuer that is not a U.S. Subsidiary.

“Notes” means the Initial Notes and any Additional Notes, treated as a single class of securities except as otherwise provided in Section 2.2 and Section 9.2(a).

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness. “Offering Memorandum” means the offering memorandum related to the offering of Initial Notes, dated January 16, 2020.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or director (or any Person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of one Issuer or any direct or indirect parent of the Lux Co-Issuer by an Officer of such Issuer or such parent entity that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or any direct or indirect parent of the Lux Co-Issuer.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuers, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream a Person who has an account with the Depositary, respectively (and, with respect to the Depositary, shall include Euroclear or Clearstream).

“Permanent Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend, and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Lux Co-Issuer or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 3.7.

“Permitted Holders” means each of (a) the Sponsor, (b) managers and members of management of the Lux Co-Issuer (or any Permitted Parent (other than clause (c) of the definition thereof)) or its Subsidiaries that have ownership interests in the Lux Co-Issuer (or such Permitted Parent (other than clause (c) of the definition thereof)), (c) any other beneficial owner in the common equity of the Lux Co-Issuer (or such Permitted Parent (other than clause (c) of the definition thereof)) as of the Issue Date, (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any of the Persons described in clauses (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Stock representing 50% or more of the total voting power of the Voting Stock of the Lux Co-Issuer (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group, and (e) any Permitted Parent. Any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) any Investment in the Lux Co-Issuer (including the Notes) or any Restricted Subsidiary;

(3) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(4) any Investment by the Lux Co-Issuer or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Lux Co-Issuer or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 3.7 or any other disposition of assets not constituting an Asset Sale;

(6) any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or under Section 3.4;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $20 million outstanding at any one time in the aggregate;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by the Lux Co-Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Lux Co-Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by the Lux Co-Issuer or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Lux Co-Issuer or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Lux Co-Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10) Swap Contracts and Cash Management Services permitted under Section 3.3(b)(x);

(11) any Investment by the Lux Co-Issuer or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $200 million and (y) 14.0% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) additional Investments by the Lux Co-Issuer or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $225 million and (y) 15.5% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 3.8(b) (except transactions described in clause (ii), (iii), (iv), (viii), (ix), (xiii) or (xiv) of such Section 3.8(b));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, as applicable; provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 3.4(a)(C);

(15) Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) Investments consisting of (v) Liens permitted under Section 3.5, (w) Indebtedness (including guarantees) permitted under Section 3.3, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 4.1, (y) Asset Sales permitted under Section 3.7 or (z) Restricted Payments permitted under Section 3.4;

(19) repurchases of the Notes;

(20) guarantees of Indebtedness permitted to be Incurred under Section 3.3, and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by the Lux Co-Issuer or any of its Restricted Subsidiaries;

(22) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Lux Co-Issuer and its Subsidiaries;

(25) Investments in joint ventures of the Lux Co-Issuer or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $125 million and (y) 8.5% of Consolidated Net Tangible Assets; provided that the Investments permitted pursuant to this clause (25) may, at the Lux Co-Issuer’s option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of the covenant described under Section 3.4; provided, however, that if any Investment pursuant to this clause (25) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (25) for so long as such Person continues to be a Restricted Subsidiary;

(26) the Transactions and the Refinancing Transactions;

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by the Lux Co-Issuer or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Lux Co-Issuer, the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Lux Co-Issuer, so long as no cash is actually advanced by the Lux Co-Issuer or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Lux Co-Issuer or any Restricted Subsidiary in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 3.4;

(33) non-cash Investments made in connection with tax planning and reorganization activities;

(34) Investments made by, or in, the Joint Business;

(35) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted; and

(36) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by management of the Lux Co-Issuer or a direct or indirect parent of the Lux Co-Issuer;

(3) Liens for taxes, assessments or other governmental charges or levies (i) that are not yet overdue for 30 days or not yet due or payable or (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6) Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (i) or (iv) of the definition of “Permitted Debt” and obligations secured ratably thereunder; provided that, in the case of Liens securing Indebtedness permitted to be incurred pursuant to clause (iv) of such definition, such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(7) Liens of the Issuers or any of the Guarantors existing on the Issue Date or any Reversion Date (other than Liens Incurred to secure Obligations under the Senior Credit Agreement);

(8) Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Issuers, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Issuers at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time the Lux Co-Issuer or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Lux Co-Issuer or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into either of the Issuers or any Restricted Subsidiary, a Person other than such Issuer or any Restricted Subsidiary is the Successor Company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of such Issuer or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by such Issuer or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of an Issuer or a Guarantor owing to an Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 3.3;

(11) Liens securing Swap Contracts Incurred in compliance with Section 3.3;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuers and the Guarantors in the ordinary course of business;

(15) Liens in favor of an Issuer or any Restricted Subsidiary;

(16) (i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of intellectual property, software and other technology licenses;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to clauses (iv), (v), (vi) or (vii) of Section 6.1 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure Cash Management Services and other “bank products” (including those described in clauses (x) and (xxiii) of the definition of “Permitted Debt”);

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (7), (8), (9), (11), (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any Refinancing Expenses, related to such refinancing, refunding, extension, renewal or replacement, and (z) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);

(24) Liens securing Pari Passu Indebtedness permitted to be Incurred pursuant Section 3.3; if at the time of any Incurrence of such Pari Passu Indebtedness and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be less than or equal to 5.00 to 1.00;

(25) other Liens securing obligations the principal amount of which does not exceed the greater of (x) $250 million and (y) 17.0% of Consolidated Net Tangible Assets at any one time outstanding;

(26) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (xxi) of the definition of “Permitted Debt”;

(27) Liens on equipment of an Issuer or any Guarantor granted in the ordinary course of business to such Issuer’s or such Guarantor’s client at which such equipment is located;

(28) Liens created for the benefit of (or to secure) all of the Notes or the related Guarantees;

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Indenture;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Issuers or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Issuers and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Issuers or any Guarantor in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of the Issuers or any of the Guarantors granted in the ordinary course of business;

(36) Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness Incurred in accordance with clause (xx) of the definition of “Permitted Debt;”

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights (including, for the avoidance of doubt, Liens arising under the general terms and conditions of banks or saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen));

(39) (a) Liens solely on any cash earnest money deposits made by the Lux Co-Issuer or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Lux Co-Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(47) Liens created pursuant to the general conditions of a bank operating in The Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or pursuant to any other general conditions of, or any contractual arrangement with, any such bank to substantially the same effect;

(48) Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger or conversion permitted under this Indenture due to §§ 22, 204 German Transformation Act (Umwandlungsgesetz—UmwG);

(49) Liens pursuant to (a) Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz); (b) Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV); or (c) Section 1136 (alone or in conjunction with Section 1192(1)) of the German Civil Code (Bürgerliches Gesetzbuch); and

(50) Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with the covenant described under Section 3.3.”

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Lux Co-Issuer shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) or (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Lux Co-Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (6) or (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

In the event that the Lux Co-Issuer shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (24) of the definition of “Permitted Liens” and in part pursuant to one or more other clauses of such definition (other than Liens Incurred under clause (6) thereof in respect of Indebtedness Incurred under Section 3.3(b)(i)(E)) as provided in the preceding paragraph any calculation of Consolidated Total Indebtedness for purposes of clause (1)(x) of the Consolidated Senior Secured Debt Ratio on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Lux Co-Issuer so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 50% or more of the Voting Stock of such direct or indirect parent of the Lux Co-Issuer, (b) Holdings, so long as such entity constitutes a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Restricted Properties.

“Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Basis” and “pro forma effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Senior Secured Debt Ratio, the Consolidated Total Debt Ratio and the Fixed Charge Coverage Ratio and the calculation of Consolidated Net Tangible Assets, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months (or, in the case of the Transactions, 36 months) after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of either Issuer or a direct or indirect parent of the Lux Co-Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lux Co-Issuer may designate;

(4) interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (1) in the section entitled “Summary—Summary Historical Consolidated Financial Information and Other Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Lux Co-Issuer (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of either Issuer (or any successor thereto) or of any direct or indirect parent of the Lux Co-Issuer and are reasonably anticipated to result from actions taken or to be taken within 24 months (or, in the case of the Transactions, 36 months) after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(1) such Factoring Transaction is non-recourse to, and does not obligate, the Lux Co-Issuer or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(2) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Lux Co-Issuer or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Lux Co-Issuer), and

(3) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Lux Co-Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Lux Co-Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(1) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Lux Co-Issuer or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Lux Co-Issuer), and

(2) the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Lux Co-Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Lux Co-Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the Notes for reasons outside of the Lux Co-Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Lux Co-Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Lux Co-Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Lux Co-Issuer or any of its Subsidiaries pursuant to which the Lux Co-Issuer or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Lux Co-Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in, such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Lux Co-Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Lux Co-Issuer and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer or a direct or indirect parent of the Lux Co-Issuer makes an Investment (or which otherwise owes to the Lux Co-Issuer or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer or a direct or indirect parent of the Lux Co-Issuer sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Lux Co-Issuer and its Subsidiaries or a direct or indirect parent of the Lux Co-Issuer and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Lux Co-Issuer or any Restricted Subsidiary of the Lux Co-Issuer (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Lux Co-Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Lux Co-Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither the Lux Co-Issuer nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Lux Co-Issuer reasonably believes to be no less favorable to the Lux Co-Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Lux Co-Issuer, and

(c) to which neither the Lux Co-Issuer nor any other Subsidiary of the Lux Co-Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means, in the case of the Initial Notes, January 15 and July 15 (whether or not a Business Day) and, in the case of any Additional Notes, such record date (whether or not a Business Day) as may be designated by the Issuers in accordance with the provisions Section 2.2, in each case, next preceding such Interest Payment Date.

“Refinancing Expenses” means in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Indenture, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Refinancing Transactions” means (i) the issuance of the Notes; (ii) the redemption of a portion of the Existing Notes; (iii) the entry into and effectiveness of the amendment to the Credit Agreement; (iv) borrowings under the New Term Loan Facility and (v) the payment of related transaction fees and expenses.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Temporary Regulation S Global Note or Permanent Regulation S Global Note, as applicable, bearing the Global Note Legend and the Private Placement Legend, and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Lux Co-Issuer or a Restricted Subsidiary in exchange for assets transferred by the Lux Co-Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Related Taxes” means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than income taxes), required to be paid by Holdings or any other direct or indirect parent of the Lux Co-Issuer by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Lux Co-Issuer, any of its Subsidiaries or any other direct or indirect parent of the Lux Co-Issuer), or being a holding company parent of the Lux Co-Issuer, any of its Subsidiaries or any other direct or indirect parent of the Lux Co-Issuer or receiving dividends from or other distributions in respect of the Capital Stock of the Lux Co-Issuer, any of its Subsidiaries or any other direct or indirect parent of the Lux Co-Issuer, or having guaranteed any obligations of the Lux Co-Issuer or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Lux Co-Issuer or any of its Subsidiaries is permitted to make payments to any parent entity pursuant to Section 3.4 or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Lux Co-Issuer or any Subsidiary thereof.

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that shall become, on the date of acquisition thereof, a Restricted Subsidiary.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date; and, in relation to any Additional Notes that bear the Private Placement Legend, the comparable period of 40 consecutive days.

“Restricted Property” means (a) any manufacturing facility, or portion thereof, owned or leased by the Lux Co-Issuer or any of its Subsidiaries and located within the continental United States, which, in the opinion of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer, is of material importance to the business of the Lux Co-Issuer and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 5% of Consolidated Net Tangible Assets, or (b) any shares of capital stock of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing such as quality assurance, engineering, maintenance, staging area for work in process materials, employees’ eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing or general administration.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Lux Co-Issuer (including the U.S. Co-Issuer).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Lux Co-Issuer or a Restricted Subsidiary whereby the Lux Co-Issuer or a Restricted Subsidiary transfers such property to a Person and the Lux Co-Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Lux Co-Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the credit agreement, dated as of June 30, 2014, among the Lux Co-Issuer, the U.S. Co-Issuer, the guarantors from time to time party thereto, the financial institutions named therein and Barclays Bank PLC, as Administrative Agent, as described under “Description of Other Indebtedness—Senior Secured Credit Facilities” in the Offering Memorandum, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Lux Co-Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Lux Co-Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted by Section 3.3 of this Indenture or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, investors or group of investors.

“Significant Subsidiary” means (i) any Restricted Subsidiary (other than the U.S. Co-Issuer) that would be a “significant subsidiary” of the Lux Co-Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and (ii) the U.S. Co-Issuer.

“Similar Business” means any business engaged or proposed to be engaged in by the Issuers on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Issuers are engaged following the Issue Date.

“Specified Event of Default” means an Event of Default pursuant to Section 6.1(i), (ii) or (v).

“Sponsor” means Carlyle Partners VI Cayman Holdings, L.P. or one or more investment funds advised, managed or controlled by the foregoing and, in each case (whether individually or as a group), Affiliates of the foregoing (but excluding any operating portfolio companies of the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer which the Lux Co-Issuer has determined in good faith to be customary in a Factoring Transaction or Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuers, any Indebtedness of the Issuers which is by its terms expressly subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) for purposes of Section 3.2, any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Temporary Regulation S Global Note” means a temporary Global Note in the form of Exhibit A hereof bearing the Global Note Legend, the Private Placement Legend, and the Temporary Regulation S Legend, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Temporary Regulation S Legend” means the legend set forth in Section 2.1(d).

“Test Period” means the most recent period of four consecutive fiscal quarters of the Lux Co-Issuer ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Lux Co-Issuer).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Transactions” means the transactions contemplated by the Acquisition Agreement and as described in the Offering Memorandum under “Day 1/Day 2 Financial Presentation,” including the borrowings under the Senior Credit Agreement and the issuance of the Existing Notes and the payment of any related fees and expenses.

“Treasury Rate” means the yield to maturity as of the date of the relevant redemption notice of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such redemption notice to February 1, 2023; provided, however, that if the period from such date to February 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department of the Trustee, with direct responsibility for performing the Trustee’s duties under this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” has the meaning set forth in the preamble hereto.

“United States” or “U.S.” mean the United States of America.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Lux Co-Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer pursuant to Section 3.14; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Co-Issuer” has the meaning set forth in the preamble hereto.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Subsidiary” means any Subsidiary of the Lux Co-Issuer that (1) is organized under the laws of the United States, any state thereof or the District of Columbia, (2) is not a Subsidiary of a CFC and (3) is not a CFC Holdco.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing (1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“2002 Law”	10.1(m)(i)
“actual knowledge”	7.2(g)
“Additional Amounts”	2.15
“Additional Notes”	2.2
“Affiliate Transaction”	3.8(a)
“Agent Members”	2.1(d)
“Amount”	10.1(m)(i)
“Asset Sale Offer”	3.7(c)
“Auditor”	3.2(a)(i)
“Authentication Order”	2.2
“Certain Capital Markets Debt”	3.11
“Change in Tax Law”	5.9(b)
“Change of Control Offer”	3.9(b)
“Change of Control Payment”	3.9(a)
“Change of Control Payment Date”	3.9(b)(iii)
“covenant defeasance option”	8.1(c)
“Covenant Suspension Event”	3.15(a)
“Defaulted Interest”	2.12
“Directive”	2.3
“Election Date”	3.5(b)
“Event of Default”	6.1
“Excess Proceeds”	3.7(c)
“FATCA”	2.15(b)(vi)
“French Guarantor”	10.1(k)
“German Guarantor”	10.1(l)
“Guarantor Obligations”	10.1(a)
“IAIs”	2.2
“Increased Amount”	3.5(e)
“legal defeasance option”	8.1(c)
“Luxembourg Guarantor”	10.1(m)(i)
“Luxembourg Subordinated Debt”	10.1(m)(i)
“Maximum Fixed Repurchase Price”	1.4(e)
“Offer Amount”	5.8(a)
“Offer Period”	5.8(a)

Term	Defined in Section
“Offer to Repurchase”	5.8
“Paying Agent”	2.3
“Payor”	2.15
“Permitted Debt”	3.3(b)
“Purchase Date”	5.8(a)
“Qualified Reporting Subsidiary”	3.2(e)
“Ratio Debt”	3.3(a)
“Redemption Date”	5.4
“Refinancing Indebtedness”	3.3(b)(xiv)
“Refunding Capital Stock”	3.4(b)(ii)(a)
“Registrar”	2.3
“Relevant Taxing Jurisdiction”	2.15
“Resale Restriction Termination Date”	2.1(c) and (d)
“Restricted Payments”	3.4(a)
“Retired Capital Stock”	3.4(b)(ii)(a)
“Reversion Date”	3.15(b)
“Special Interest Payment Date”	2.12(a)
“Special Mandatory Redemption”	5.10
“Special Mandatory Redemption Date”	5.10
“Special Mandatory Redemption Event”	5.10
“Special Record Date”	2.12(a)
“Successor Company”	4.1(a)(i)
“Successor Guarantor”	4.1(b)(i)
“Suspended Covenants”	3.15(a)
“Suspension Period”	3.15(b)
“Special Redemption Notice”	5.10
“Taxes”	2.15
“Tax Redemption Date”	5.9
“Tested Transaction”	1.4(a)
“Testing Party”	1.4(a)
“Total Leverage Excess Proceeds”	3.7(c)
“Transaction Commitment Date”	1.4(a)
“Unpaid Amount”	3.4(b)(ii)(c)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) (i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and (ii) Secured Indebtedness shall not be deemed to be subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(g) references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.4. Measuring Compliance.

(a) With respect to any (x) Restricted Payment, Investment, acquisition, merger, amalgamation or similar transaction and (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered (each transaction referred to in clause (x) and (y), a “Tested Transaction”), in each case for purposes of determining:

(1)

whether any Indebtedness (including Acquired Indebtedness) that is being Incurred or Disqualified Stock or Preferred Stock that is being issued in connection with such Tested Transaction is permitted to be Incurred in compliance with Section 3.3;

(2)

whether any Lien being Incurred in connection with such Tested Transaction or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 3.5 or the definition of “Permitted Liens”;

(3)

whether any other transaction undertaken or proposed to be undertaken in connection with such Tested Transaction (including any Restricted Payments, dispositions, or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Indenture or the Notes;

(4)

any calculation of the ratios, baskets or financial metrics, including Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Senior Secured Debt Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Net Tangible Assets, and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA or Consolidated Net Tangible Assets and, whether a Default or Event of Default exists in connection with such event or any of the foregoing; and

(5)

whether any condition precedent to the Incurrence of Indebtedness (including Acquired Indebtedness) or Liens, or issuance of Disqualified Stock or Preferred Stock, in each case that is being Incurred in connection with such Tested Transaction is satisfied, at the option of the Lux Co-Issuer, any of its Restricted Subsidiaries, any direct or indirect parent of the Lux Co-Issuer, any successor entity of any of the foregoing or a third party (the “Testing Party”), the date of declaration of such Restricted Payment, the date that the definitive agreement for such Restricted Payment, Investment, acquisition, merger, amalgamation or similar transaction is entered into, the date a public announcement of such Restricted Payment, Investment, acquisition, merger, amalgamation or similar transaction is made or the date of any notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Testing Party elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the (i) Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Senior Secured Debt Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Net Tangible Assets and/or Pro Forma Cost Savings of the Lux Co-Issuer and (ii) the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Indenture, from the Transaction Commitment Date to the date of consummation of such Tested Transaction will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Tested Transaction, or in connection with compliance by the Lux Co-Issuer or any of its Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other transaction undertaken in connection with such Tested Transaction, is permitted to be Incurred, (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Commitment Date for purposes of such baskets, ratios and financial metrics, (c) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized, (d) until such Tested Transaction is consummated or such definitive agreements are terminated, such Tested Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness, issuance of Disqualified Stock or Preferred Stock and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness, issuance of Disqualified Stock or Preferred Stock and Liens unrelated to such Tested Transaction) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Tested Transaction and any such transactions (including any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Commitment Date and deemed to be outstanding thereafter for purposes of calculating any baskets, ratios or financial metrics under this Indenture after the Transaction Commitment Date and before the date of consummation of such Tested Transaction and (e) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest rate as reasonably determined by the Lux Co-Issuer in good faith. In addition, this Indenture will provide that compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Commitment Date and not as of any later date as would otherwise be required under this Indenture.

(b) Notwithstanding anything in this Indenture to the contrary unless the Lux Co-Issuer elects otherwise, if, on any date, the Lux Co-Issuer or its Restricted Subsidiaries (A) Incurs Indebtedness or any Lien, issues Disqualified Stock or Preferred Stock or undertakes any other transaction or series of transaction as permitted by a ratio-based or ratio-referent basket and (B) Incurs Indebtedness or any Lien, issues Disqualified Stock or Preferred Stock or undertakes any other transaction or series of related transactions under a non-ratio-based or ratio-referent basket, then the applicable ratio will be calculated on such date with respect to any Incurrence, issuance or transaction or series of related transactions under the applicable ratio-based or ratio-referent basket without giving effect to the Incurrence, issuance or transaction or series of related transactions under such non-ratio-based or non-ratio-referent basket.

(c) If Indebtedness originally incurred or Disqualified Stock or preferred stock originally issued in reliance upon a percentage of Consolidated EBITDA or under a ratio-based or ratio-referent basket of the definition of “Permitted Debt” is being refinanced under such ratio-based or ratio-referent basket and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or preferred stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or preferred stock will be deemed to have been incurred, and permitted to be incurred, under such ratio-based or ratio-referent basket so long as the principal amount or the liquidation preference of such refinancing Indebtedness, Disqualified Stock or preferred stock does not exceed an amount equal to the principal amount or liquidation preference of Indebtedness, Disqualified Stock or preferred stock being refinanced plus Refinancing Expenses in connection with such refinancing.

(d) For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

(e) For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Lux Co-Issuer.

(f) Notwithstanding anything to the contrary herein, so long as an action was taken (or not taken) in reliance upon a basket, ratio or financial metric that was calculated or determined in good faith by a responsible financial or accounting officer of a Testing Party based upon financial information available to such officer at such time and such action (or inaction) was permitted hereunder at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket or ratio to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default.

(g) To the extent the date of any delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable date of delivery shall be deemed to be the next succeeding Business Day.

ARTICLE II

The Notes

SECTION 2.1. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, securities exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The Notes shall initially be issued in the form of one or more Global Notes and the Depositary, its nominees, and their respective successors, shall act as the depositary with respect thereto. Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or held by the Trustee as Notes Custodian for the Depositary pursuant to such Depositary’s instructions, and (iii) shall bear a Global Note Legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c) Except as permitted by Section 2.6(g), any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE

RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY,

“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW, AND NONE OF THE ISSUERS, ANY INITIAL PURCHASER, ANY GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS ITS FIDUCIARY, OR IS BEING RELIED UPON BY IT FOR ANY INVESTMENT ADVICE, WITH RESPECT TO THE DECISION TO ACQUIRE AND HOLD THIS NOTE.

(d) The Temporary Regulation S Global Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF

AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW, AND NONE OF THE ISSUERS, ANY INITIAL PURCHASER, ANY GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING AS ITS FIDUCIARY, OR IS BEING RELIED UPON BY IT FOR ANY INVESTMENT ADVICE, WITH RESPECT TO THE DECISION TO ACQUIRE AND HOLD THIS NOTE.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to the Depositary (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Issuers in accordance with the Applicable Procedures.

SECTION 2.2. Form of Execution and Authentication. An Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or valid for any purpose until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $675,000,000, and (ii) subject to compliance with Section 3.3, one or more series of Notes (“Additional Notes”) for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount, in each case upon written order of each of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”), which Authentication Order shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 3.3. In addition, each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be held by the Trustee as Notes Custodian.

The Issuers shall have the right to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Initial Notes. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Initial Notes will constitute a different series of Notes from the Initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Initial Notes will be treated as the same series as the Initial Notes unless otherwise designated by the Issuers; provided that a separate CUSIP or ISIN will be issued for any Additional Notes unless the Initial Notes and such Additional Notes are treated as “fungible” for U.S. federal income tax purposes. Except as otherwise provided in Section 9.2(a), the Initial Notes and any Additional Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter. The Issuers shall also have, subject to the provisions of Section 9.2(a), the right to vary the application of the provisions of this Indenture to any series of Additional Notes.

The Initial Notes and any Additional Notes shall be resold initially only to (A) QIBs and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes and Additional Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedures described herein.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.

SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency in the United States where Notes may be presented for payment (“Paying Agent”). The Issuers may elect to maintain a Paying Agent in the United Kingdom or a member state of the European Union. The Registrar shall keep a register of the Notes and of their transfer and exchange and, upon written request from the Issuers, the Registrar shall provide the Issuers with a copy of such register to enable them to maintain a register of the Notes at their registered offices, and in particular for the Lux Co-Issuer to comply with article 470-1 of the Luxembourg law on commercial companies dated August 10, 1915, as amended. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Issuers shall notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.

The Issuers initially appoint the Trustee as Registrar and Paying Agent with respect to the Notes and as Notes Custodian with respect to the Global Notes.

SECTION 2.4. Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than either of the Issuers) shall have no further liability for the money delivered to the Trustee. If either of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Lists of Holders of the Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.6. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except, as a whole, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes shall be exchanged by the Issuers for Definitive Notes, subject to any applicable laws, only (i) if the Issuers deliver to the Trustee written notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor Depositary within 120 days after the date of such notice from the Depositary; (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Issuers for

Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes. In any such case, the Issuers shall notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, certificated Notes shall be issued to each Person that such Participants, Indirect Participants and the Depositary jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) below.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Temporary Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with Sections 2.6(b)(ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i) unless specifically stated above.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i) below.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar (with a copy to the Trustee) receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee shall take delivery in the form of a beneficial interest in the Temporary Regulation S Global Note or the Permanent Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above, and

(A) the Registrar (with a copy to the Trustee) receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of (or on behalf of) the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar (with a copy to the Trustee) of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) the Registrar (with a copy to the Trustee) receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of (or on behalf of) the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i) below, and the Issuers shall execute and upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the certificate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar (with a copy to the Trustee) of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) the Registrar (with a copy to the Trustee) receives the following:

(y) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel of (or on behalf of) the Holder or the Issuers (except in the case the Issuers have so requested) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to (d)(ii)(A) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, if the Issuers so request, a certification and/or Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if

(A) the Registrar (with a copy to the Trustee) receives the following:

(y) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Issuers so request, an Opinion of Counsel of (or on behalf of) the Holder or the Issuers (except in the case the Issuers so request) in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Temporary Regulation S Global Note.

(i) Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

(ii) During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred (A) to the Issuers, (B) in an offshore transaction in accordance with Rule 904 of Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(iii) Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Temporary Regulation S Global Note shall be exchanged for beneficial interests in a Permanent Regulation S Global Note upon delivery to the Depositary of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Permanent Regulation S Global Note, the Trustee shall cancel the corresponding Temporary Regulation S Global Note. The aggregate principal amount of a Temporary Regulation S Global Note and a Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iv) Notwithstanding anything to the contrary in this Section 2.6, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(g) Private Placement Legend.

(i) Except as permitted by subparagraph (ii) below, each Restricted Global Note and each Restricted Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(h) Global Note Legend. Each Global Note shall bear the Global Note Legend.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 3.9, 5.7, 5.8 and 9.4).

(iii) [Reserved].

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the delivery of a notice of redemption of Notes and ending at the close of business on the day of such delivery, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) Neither the Trustee, the Issuers nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or a nominee of the Depositary or of any Agent Member, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary, or a nominee of the Depositary in the case of a Global Note). The rights of beneficial owners in a Global Note shall be exercised only through the Depositary, subject to the Applicable Procedures. The Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.

(xii) Affiliates of the Issuers, including investment funds affiliated with the Sponsor, may acquire, hold and dispose of the Notes and exercise voting, consent and other similar rights with respect to such Notes (subject to the express restrictions contained in this Indenture).

SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuers and the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. The Holder must supply indemnity or security sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuers (with respect to the Issuers) to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their fees and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto.

Every replacement Note is an obligation of the Issuers.

SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 3.1 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.9, a Note does not cease to be outstanding because either of the Issuers, a Subsidiary of either of the Issuers or an Affiliate of either of the Issuers holds the Note.

SECTION 2.9. Treasury Notes. In determining whether the Holders of the requisite majority of outstanding Notes have concurred in any request, demand, authorization, direction, notice, waiver or consent (other than in respect of any action pursuant to Section 9.2(a), which requires the consent of each Holder of an affected Note), Notes owned by the Issuers, any Subsidiary of either of the Issuers or any Affiliate of either of the Issuers shall be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, waiver or consent, only Notes which a Trust Officer actually knows to be owned by the Issuers, any Subsidiary of either of the Issuers, or any Affiliate of either of the Issuers shall be considered as not outstanding. Upon request of the Trustee, the Issuers shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuers to be owned or held by or for the account of any of the above-described persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

SECTION 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall upon receipt of an Authentication Order authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act and the Trustee), and upon the written request of the Issuers, the Trustee shall deliver certification of such cancellation to the Issuers. The Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

(a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period shall be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuers shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuers shall promptly notify the Trustee in writing of such Special Record Date and shall, or at the written request and in the name and expense of the Issuers, the Trustee shall, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. A separate CUSIP or ISIN number will be issued for any Additional Notes, unless (i) the Initial Notes and such Additional Notes have the same maturity date, interest rate and optional redemption provisions and are treated as “fungible” for U.S. federal income tax purposes, (ii) both the Initial Notes and such Additional Notes are issued in the same series (as set forth in Section 2.2 without (or with less than a de minimis amount of) original issue discount for U.S. federal income tax purposes or (iii) another then-recognized identifier is used.

SECTION 2.14. [Reserved.]

SECTION 2.15. Additional Amounts. All payments made by any Issuer or any Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) on or with respect to the Notes or any Guarantee will be made without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other similar governmental charge (collectively, “Taxes”) unless such withholding or deduction is required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(a) any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment on the Notes or any Guarantee is made by such Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(b) any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on the Notes or its Guarantee is organized, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax

(each of clauses (a) and (b), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Notes or any Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders, the Trustee or any Agent, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Notes or the Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(i) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant Holder, if such Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Notes or the receipt of any payment or exercise of any right in respect thereof;

(ii) any Taxes that would not have been so imposed or levied if the Holder or beneficial owner of the Note had complied with a request in writing of the Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, identification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);

(iii) any Taxes that are payable otherwise than by withholding from a payment on the Notes or any Guarantee;

(iv) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(v) any Taxes imposed pursuant to the Luxembourg law dated 23 December, 2005, introducing a withholding tax on certain interest payments made to Luxembourg resident individuals;

(vi) any Taxes payable under Sections 1471 through 1474 of the Code, as of the date of the Offering Memorandum (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant thereto, and any intergovernmental agreements implementing the foregoing (including any legislation or other official guidance relating to such intergovernmental agreements (“FATCA”); or

(vii) any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (i) through (vii) inclusive above.

The Payor will (1) make any required withholding or deduction and (2) remit the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other reasonable evidence. Such receipts or other evidence will be made available by the Trustee to Holders on written request.

If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee and the Paying Agent an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officer’s Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five Business Days prior thereto, and otherwise in accordance with the requirements of the Depositary). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive evidence that such payments are necessary.

Wherever in this Indenture, the Notes or any Guarantee there is mention of, in any context:

(1) the payment of principal;

(2) redemption prices or purchase prices in connection with a redemption or purchase of Notes;

(3) interest; or

(4) any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described in this Section 2.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery, issuance, initial resale, registration or enforcement of any Notes, this Indenture or any other document or instrument in relation thereto (other than a transfer of the Notes), except regarding Luxembourg registration duties (droit d’enregistrement) for any Luxembourg Taxes payable due to a registration, submission or filing by a party of any Notes, this Indenture or any other document or instrument in relation thereto where such registration, submission or filing is or was not required to maintain or preserve the rights of the party under such documents. The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for Tax purposes or any political subdivision or taxing authority or agency thereof or therein.

SECTION 2.16. Conversion of Currency. The Dollar is the sole currency of account and payment for all sums payable by the Issuers or any Guarantor under or in connection with the Notes, this Indenture and the Guarantees, including damages. Any amount with respect to the Notes, Indenture or Guarantees received or recovered in a currency other than Dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers or any Guarantor will only constitute a discharge to the Issuers or any Guarantor to the extent of the Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that Dollar amount is less than the Dollar amount expressed to be due to the recipient or the Trustee under the Notes, the Issuers and each Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuers and each Guarantor will indemnify the recipient and/or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein, for such recipient (with respect to itself), the holder of a Note (with respect to itself) or the Trustee (with respect to itself) to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ and each Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any such recipient, such holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee. For the purposes of determining the amount in a currency other than Dollars, such amount shall be determined using the Exchange Rate then in effect.

ARTICLE III

Covenants

SECTION 3.1. Payment of Notes. The Issuers shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 10:00 a.m. (New York City time) on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder. Either Issuer or any other Payor may withhold from any interest payment made on any Note to or for the benefit of any Person who is not a “United States person”, as such term is defined for U.S. federal income tax purposes, U.S. federal withholding tax (including any withholding imposed under FATCA), and pay such withheld amounts to the Internal Revenue Service, unless such Person provides documentation to such Issuer or other Payor such that an exemption from U.S. federal withholding tax (including any withholding imposed under FATCA) would apply to such payment if interest on such Note were treated entirely as income from sources within the United States for U.S. federal income tax purposes.

SECTION 3.2. Reports and Other Information.

(a) So long as any Notes are outstanding, the Lux Co-Issuer will provide to the Trustee and, upon request, to the Holders a copy of all of the information and reports referred to below:

(i) within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if the Lux Co-Issuer were then subject to SEC reporting requirements as a non-accelerated filer, including under Rule 12b-25 under the Exchange Act), annual audited financial statements for such fiscal year including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and a report on the annual financial statements by the Lux Co-Issuer’s independent registered public accounting firm or the foreign analog thereof (the “Auditor”) (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum);

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if the Lux Co-Issuer were then subject to SEC reporting requirements as a non-accelerated filer, including under Rule 12b-25 under the Exchange Act), unaudited financial statements for the interim period as of, and for the period ending on, the end of such interim period including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the Offering Memorandum); and

(iii) within the time period specified for filing current reports on Form 8-K by the SEC, current reports that would be required to be filed with the SEC on Form 8-K if the Lux Co-Issuer were required to file such reports for any of the following events: (a) significant acquisitions or dispositions, (b) the bankruptcy of the Lux Co-Issuer or a Significant Subsidiary, (c) the acceleration of any Indebtedness of the Lux Co-Issuer or any Restricted Subsidiary having a principal amount in excess of $75 million, (d) a change in the Issuers’ Auditor, (e) the appointment or departure of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer or President (or persons fulfilling similar duties) of Bermuda Holdco, (f) resignation of a director of Bermuda Holdco on disagreeable terms, (g) change in fiscal year, (h) non-reliance on previously issued financial statements, (i) change of control transactions, (j) entry into material agreements and (k) historical financial statements of an acquired business (relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K to the extent and in the form available to the Lux Co-Issuer (as determined by the Lux Co-Issuer in good faith) if the Lux Co-Issuer were a reporting company under the Exchange Act); provided that no such current report will be required to be furnished if the Lux Co-Issuer determines in its good faith judgment that such event is not material to Holders or to the business, assets, operations, financial position or prospects of the Lux Co-Issuer and its Restricted Subsidiaries, taken as a whole, or if the Lux Co-Issuer determines in its good faith judgment that such disclosure would otherwise cause material competitive harm to the business, assets, operations, financial position or prospects of the Lux Co-Issuer and its Restricted Subsidiaries, taken as a whole; provided, further, that such non-disclosure shall be limited only to those specific provisions that would cause material competitive harm and not the occurrence of the event itself;

provided, further, however, that in addition to providing such information to the Trustee and upon request, to Holders, the Lux Co-Issuer will, to the extent the requirements set forth in Section 3.2(h) are satisfied, make available to the Holders, bona fide prospective investors in the Notes, bona fide market makers in the Notes affiliated with any Initial Purchaser and bona fide securities analysts (to the extent providing analysis of investment in the Notes) such information by (i) posting to the website of the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or on a non-public, password-protected website maintained by the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or a third party, in each case, within 15 days after the time the Lux Co-Issuer would be required to provide such information pursuant to clause (i), (ii) or (iii) above, as applicable, or (ii) otherwise providing substantially comparable availability of such reports (as determined by the Lux Co-Issuer in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another comparable private electronic information service shall constitute substantially comparable availability).

(b) Notwithstanding the foregoing and for the avoidance of doubt, (i) the Lux Co-Issuer will not be required to furnish any information, certificates or reports required by (A) Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (B) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (ii) the information and reports referred to in Section 3.2(a) will not be required to contain the separate financial statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (iii) the information and reports referred to in Section 3.2(a) shall not be required to present compensation or beneficial ownership information, (iv) the information and reports referred to in Section 3.2(a) shall not be required to include any exhibits required by Item 15 of Form 10-K, Item 6 of Form 10-Q or Item 9.01 of Form 8-K, (v) trade secrets and other proprietary information may be excluded from any disclosures and (vi) no required report will be required to contain any “segment reporting”. If at any time the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer has made a good faith determination to file a registration statement with the SEC with respect to an Equity Offering of such entity’s Capital Stock, the Lux Co-Issuer will still be required to provide reports pursuant to this Section 3.2 but the content of such reports will not be required to disclose any information that, in the good faith view of the Lux Co-Issuer, would violate the securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on such Equity Offering.

(c) For so long as the Lux Co-Issuer has designated certain of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 3.2 will include a reasonably detailed presentation (which need not be audited or reviewed by the Auditors, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Lux Co-Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Lux Co-Issuer.

(d) In addition, to the extent not satisfied by the foregoing, the Lux Co-Issuer shall agree that, for so long as any Notes are outstanding, the Lux Co-Issuer shall furnish to Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision).

(e) Notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents required to be provided as described above, may be, rather than those of the Lux Co-Issuer, those of (i) any predecessor or successor of the Lux Co-Issuer or any entity meeting the requirements of clauses (ii) or (iii) of Section 3.2(e), (ii) any Wholly Owned Subsidiary of the Lux Co-Issuer that, together with its consolidated Subsidiaries, constitutes substantially all of the assets and liabilities of the Lux Co-Issuer and its consolidated Subsidiaries (“Qualified Reporting Subsidiary”) or (iii) any direct or indirect parent of the Lux Co-Issuer; provided that, if the financial information so furnished relates to such Qualified Reporting Subsidiary of the Lux Co-Issuer or such direct or indirect parent of the Lux Co-Issuer, the same is accompanied by consolidating information, which may be posted to the website of the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or on a non-public, password-protected website maintained by the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or a third party, that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary or such parent entity (as the case may be), on the one hand, and the information relating to the Lux Co-Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited or reviewed by the Auditors. We expect to rely upon the second preceding sentence to provide financial statements, information and other documents with respect to a direct or indirect parent of the Lux Co-Issuer for any fiscal period ending after the Issue Date.

(f) The Lux Co-Issuer will be deemed to have satisfied the information and reporting requirements of Section 3.2(a) if (i) the Lux Co-Issuer or any Qualified Reporting Subsidiary of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer has filed reports or registration statements containing such information (including the information required pursuant to the first sentence of Section 3.2(e), which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders pursuant to this covenant) with the SEC via the EDGAR (or successor) filing system within the applicable time periods after giving effect to any extensions permitted by the SEC and that are publicly available or (ii) with respect to Holders only, the Lux Co-Issuer or such Qualified Reporting Subsidiary or such parent entity has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this covenant.

(g) So long as Notes are outstanding, the Lux Co-Issuer will also:

(i) promptly after providing the annual and quarterly reports required by Sections 3.2(a)(i) and (ii), hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(ii) announce by press release or post to the website of the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or on a non-public, password-protected website maintained by the Lux Co-Issuer, the U.S. Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or a third party, which may require a confidentiality acknowledgment (but not restrict the recipients of such information from trading securities of the Issuers or their respective affiliates), prior to the date of the conference call required to be held in accordance with Section 3.2(g)(i), the time and date of such conference call and either all information necessary to access the call or informing the Holders, bona fide prospective investors in the Notes, bona fide market makers in the Notes affiliated with any Initial Purchaser and bona fide securities analysts (to the extent providing analysis of an investment in the Notes) how they can obtain such information, including, without limitation, the applicable password or other login information; provided, however, that the Lux Co-Issuer will be deemed to have satisfied the requirements of Section 3.2(a) if any direct or indirect parent of the Lux Co-Issuer holds a conference call to discuss such reports and the results of operations for the relevant reporting period.

(h) Any person who requests or accesses such financial information or seeks to participate in any conference calls required by this covenant may be required to provide its email address, employer name and other information reasonably requested by the Issuers and represent to the Issuers (to the Issuers’ reasonable good faith satisfaction) that:

(i) it is a Holder, a beneficial owner of the Notes, a bona fide prospective investor in the Notes, a bona fide market maker in the Notes affiliated with any Initial Purchaser or a bona fide securities analyst providing an analysis of investment in the Notes;

(ii) it will not use the information in violation of applicable securities laws or regulations;

(iii) it will keep such provided information confidential and will not communicate the information to any Person; and

(iv) it (a) will not use such information in any manner intended to compete with the business of the Lux Co-Issuer and its Subsidiaries and (b) is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a Similar Business.

(i) Delivery of reports, information and documents (including without limitation reports contemplated under this Section 3.2) to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(j) Notwithstanding anything herein to the contrary, any failure to comply with this Section 3.2 shall be automatically cured if the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, as the case may be, provides all required reports to the Holders with a copy to the Trustee or files all required reports with the SEC via the EDGAR filing system.

SECTION 3.3. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (1) The Lux Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and (2) the Lux Co-Issuer will not permit any of its Non-Guarantor Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Lux Co-Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Non-Guarantor Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio for the Lux Co-Issuer, as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, is greater than or equal to 2.00 to 1.00 (“Ratio Debt”); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed the greater of (x) $225 million and (y) 15.5% of Consolidated Net Tangible Assets, at any one time outstanding.

(b) The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(i) the Incurrence by the Lux Co-Issuer or its Restricted Subsidiaries of Indebtedness under any Credit Agreement, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances and ancillary facilities thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount not to exceed the sum of (x) $3,325 million plus (y) an unlimited amount so long as the Consolidated Senior Secured Debt Ratio does not exceed 5.00 to 1.00 (with any Indebtedness Incurred under subclause (x) hereof on the date of determination of the Consolidated Senior Secured Debt Ratio not being included in the calculation of the Consolidated Senior Secured Debt Ratio under this subclause (y) on such date but not, for the avoidance of doubt, excluded from any such calculation made on any such subsequent date); provided that solely for the purpose of calculating the Consolidated Senior Secured Debt Ratio under this clause (i), any outstanding Indebtedness Incurred under this clause (i) that is unsecured or secured on a junior basis shall nevertheless be deemed to be secured by a Lien;

(ii) the Incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees thereof, as applicable;

(iii) (x) Indebtedness and Disqualified Stock of the Lux Co-Issuer and its Restricted Subsidiaries and Preferred Stock of its Restricted Subsidiaries existing on the Issue Date or on any Reversion Date (excluding, in each case, Indebtedness described in clause (i) or (ii) above that is Incurred or existing (or deemed to be Incurred or existing) on the Issue Date or any Reversion Date, but, for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Issue Date or any Reversion Date) and (y) the Existing Notes and the guarantees thereof;

(iv) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Lux Co-Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Lux Co-Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any of its Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Lux Co-Issuer or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Lux Co-Issuer or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv), not to exceed the greater of (x) $150 million and (y) 10.5% of Consolidated Net Tangible Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (iv) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (iv) shall cease to be deemed Incurred or outstanding pursuant to this clause (iv) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Lux Co-Issuer or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification)); provided that Capitalized Lease Obligations Incurred by the Lux Co-Issuer or any Restricted Subsidiary pursuant to this clause (iv) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by the Lux Co-Issuer or such Restricted Subsidiary to permanently repay any Secured Indebtedness of the Lux Co-Issuer or any of the Guarantors;

(v) Indebtedness Incurred by the Lux Co-Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (x) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (y) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(vi) the Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock arising from agreements of the Lux Co-Issuer or its Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of either of the Issuers in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness or Disqualified Stock of the Lux Co-Issuer owing to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a Non-Guarantor Subsidiary shall be subordinated in right of payment to the Issuers’ Obligations with respect to this Indenture or the Guarantee of the Guarantors with respect to the Obligations under this Indenture and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Lux Co-Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or an issuance of such Disqualified Stock not permitted by this clause (vii);

(viii) shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary or the Lux Co-Issuer issued to the Lux Co-Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary or the Lux Co-Issuer ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Lux Co-Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock or Disqualified Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary or the Lux Co-Issuer owing to the Lux Co-Issuer or another Restricted Subsidiary; provided that (x) if the Lux Co-Issuer, U.S. Co-Issuer or a Guarantor Incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Issuers’ Obligations with respect to this Indenture or the Guarantee of such Guarantor, as applicable, and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Lux Co-Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Swap Contracts and Cash Management Services Incurred (including, without limitation, in connection with any Qualified Receivables Financing), other than for speculative purposes;

(xi) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Lux Co-Issuer or any Restricted Subsidiary;

(xii) Indebtedness or Disqualified Stock of the Lux Co-Issuer or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of (x) $250 million and (y) 17.0% of Consolidated Net Tangible Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xii) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xii) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xii) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Lux Co-Issuer or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xiii) any guarantee by the Lux Co-Issuer or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of the Lux Co-Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Lux Co-Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture;

(xiv) the Incurrence by the Lux Co-Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock by the Lux Co-Issuer or a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (ii), (iii), this clause (xiv), (xv) or (xviii) of this Section 3.3 or subclause (y) of clauses (iv), (xii), (xx), (xxix) or (xxx) of this Section 3.3 (provided that any amounts Incurred under this clause (xiv) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or extendable bridge loans or other interim debt, shall be determined by reference to the notes or loans into which such bridge loans or extendable bridge loans or other interim debt are converted or for which such bridge loans or extendable bridge loans or interim debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(2) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or extendable bridge loans or other interim debt, shall be determined by reference to the notes or loans into which such bridge loans or extendable bridge loans or other interim debt are converted or for which such bridge loans or extendable bridge loans or interim debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(3) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively; and

(4) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Issuer or a Guarantor, or (y) Indebtedness or Disqualified Stock of the Lux Co-Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided that subclauses (1) and (2) will not apply to any refunding or refinancing of any Secured Indebtedness;

(xv) (i) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Lux Co-Issuer or any of its Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person or any similar Investment and (y) of any Person that is acquired by the Lux Co-Issuer or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Lux Co-Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture and (ii) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business or Person or any similar Investment; provided, however, that after giving pro forma effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

(1) the Lux Co-Issuer would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(2) (x) the Fixed Charge Coverage Ratio of the Lux Co-Issuer is equal to or greater than such ratio immediately prior to giving pro forma effect to such acquisition, merger, consolidation, amalgamation or similar Investment, or (y) the Consolidated Total Debt Ratio of the Lux Co-Issuer is less than or equal to such ratio immediately prior to giving pro forma effect to such acquisition, merger, consolidation, amalgamation or similar Investment;

(xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xvii) Indebtedness of the Lux Co-Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted under this Indenture, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xviii) Contribution Indebtedness;

(xix) Indebtedness of the Lux Co-Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xx) Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries in an aggregate principal amount or liquidation preference, as applicable, not to exceed the greater of (x) $225 million and (y) 15.5% of Consolidated Net Tangible Assets, at any one time outstanding (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xx) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xx) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Guarantor Subsidiary could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent such Non-Guarantor Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification)), plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xx) or any portion thereof, any Refinancing Expenses;

(xxi) Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Lux Co-Issuer or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(xxii) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Lux Co-Issuer or any Restricted Subsidiary other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction” (except for Standard Securitization Undertakings);

(xxiii) Indebtedness owed on a short-term basis to banks and other financial institutions Incurred in the ordinary course of business of the Lux Co-Issuer and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Lux Co-Issuer and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(xxiv) Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Lux Co-Issuer or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer to the extent permitted by Section 3.4;

(xxv) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxvi) Indebtedness Incurred by the Lux Co-Issuer or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxvii) Indebtedness Incurred or Disqualified Stock issued by the Lux Co-Issuer or any Restricted Subsidiary or Preferred Stock issued by any of its Restricted Subsidiaries to the extent that a portion of the net proceeds thereof are or will be applied to satisfy and discharge the Notes in accordance with this Indenture or the Existing Notes in accordance with the Existing Indenture, as applicable;

(xxviii) (x) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (y) Indebtedness Incurred by the Lux Co-Issuer or a Restricted Subsidiary as a result of leases entered into by the Lux Co-Issuer or such Restricted Subsidiary or any direct or indirect parent of the Lux Co-Issuer in the ordinary course of business;

(xxix) the incurrence by the Lux Co-Issuer or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf of, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (xxix) does not at any one time outstanding exceed the greater of (x) $75 million and (y) 5.0% of Consolidated Net Tangible Assets (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xxix) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xxix) but shall be deemed Incurred, issued and outstanding as Ratio Debt from and after the first date on which the Lux Co-Issuer or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Lux Co-Issuer or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification)), plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xxix) or any portion thereof, any Refinancing Expenses;

(xxx) Indebtedness, Disqualified Stock or Preferred Stock of the Lux Co-Issuer or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $150 million and (y) 10.5% of Consolidated Net Tangible Assets, at any one time outstanding plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (xxx) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (xxx) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (xxx) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Lux Co-Issuer or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(xxxi) Indebtedness, Disqualified Stock or Preferred Stock arising as a result of (the establishment of) a Dutch law fiscal unity for corporate income tax or turnover tax purposes (fiscale eenheid) of which any Restricted Subsidiary is a member; and

(xxxii) Indebtedness, Disqualified Stock or Preferred Stock pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code).

(c) For purposes of determining compliance with this Section 3.3, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Lux Co-Issuer shall, in its sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant, provided that all Indebtedness under the Senior Credit Agreement Incurred on or prior to the Issue Date shall be deemed to have been Incurred pursuant to Section 3.3(b)(i) and the Lux Co-Issuer shall not be permitted to reclassify all or any portion of the Indebtedness Incurred on or prior to the Issue Date pursuant to Section 3.3(b)(i). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 3.3. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 3.3.

For purposes of calculating any ratio-based or ratio-referent basket, with respect to any revolving Indebtedness, delayed draw facility or other committed debt financing Incurred under such ratio-based or ratio-reference basket, the Lux Co-Issuer may elect, at any time (which election may not be changed with respect to such Indebtedness), to either (x) give pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any ratio-based or ratio-referent component of any provision of this Indenture, or (y) give pro forma effect to the Incurrence of the actual amount drawn under such revolving Indebtedness, delayed draw facility or other committed debt financing, in which case, the ability to Incur the amounts committed to under such Indebtedness will be subject to the ratio-based or ratio-referent basket (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence. The Lux Co-Issuer hereby elects that on the Issue Date, the entire committed amount of the revolving portion of the Senior Credit Agreement on the Issue Date shall be deemed to have been Incurred under clause (a) of the definition of “Permitted Debt” and not under any ratio-based or ratio-referent basket.

For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus any Refinancing Expenses).

The principal amount or liquidation preference, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

SECTION 3.4. Limitation on Restricted Payments.

(a) The Lux Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Lux Co-Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Lux Co-Issuer (other than (A) dividends or distributions by the Lux Co-Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Lux Co-Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Lux Co-Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, including in connection with any merger, amalgamation or consolidation;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of either of the Issuers or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of either of the Issuers or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (vii) or (ix) of the definition of “Permitted Debt”); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) (x) in the case of a Restricted Investment, no Specified Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) in the case of all other Restricted Payments, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a Pro Forma Basis, the Lux Co-Issuer could Incur $1.00 of additional Indebtedness as Ratio Debt; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Lux Co-Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (i) of Section 3.4(b), but excluding all other Restricted Payments permitted by Section 3.4(b)), is less than the sum of, without duplication;

(1) an amount (which may not be less than zero) equal to 50% of the Consolidated Net Income of the Lux Co-Issuer for the period (taken as one accounting period) beginning on December 30, 2019 to the end of the Lux Co-Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (provided that such amount shall not be less than zero for any fiscal quarter), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Lux Co-Issuer after the Issue Date from the issue or sale of Equity Interests of the Lux Co-Issuer (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(3) 100% of the aggregate amount of contributions to the capital of the Lux Co-Issuer received in cash and the Fair Market Value of assets (other than cash) after the Issue Date (other than Excluded Equity), plus

(4) the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of the Lux Co-Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lux Co-Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Lux Co-Issuer or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer (other than Excluded Equity), plus

(5) 100% of the aggregate amount received by the Lux Co-Issuer or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by the Lux Co-Issuer or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Lux Co-Issuer or a Restricted Subsidiary of the Lux Co-Issuer) of Restricted Investments made by the Lux Co-Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Lux Co-Issuer and its Restricted Subsidiaries by any Person (other than the Lux Co-Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments,

(B) the sale (other than to the Lux Co-Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Lux Co-Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Lux Co-Issuer or any Restricted Subsidiary)) of the Equity Interests of an Unrestricted Subsidiary, and

(C) any distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Lux Co-Issuer or a Restricted Subsidiary, in each case after the Day 1 Closing Date, the Fair Market Value of the Investment of the Lux Co-Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 3.4(b)(x) or constituted a Permitted Investment, plus

(7) the aggregate amount of Retained Declined Proceeds since the Issue Date, plus

(8) $150 million.

(b) The foregoing provisions of Section 3.4(a) will not prohibit:

(i) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(ii) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, or Subordinated Indebtedness of an Issuer or any Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or contributions to the equity capital of the Lux Co-Issuer (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Lux Co-Issuer or to an employee stock ownership plan or any trust established by the Lux Co-Issuer or any of its Restricted Subsidiaries) of Refunding Capital Stock; and

(c) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under this Section 3.4 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision under this Indenture);

(iii) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;

(iv) the prepayment, redemption, purchase, defeasance or other satisfaction of any subordinated Indebtedness (1) existing at the time a Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition;

(v) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (v), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (v) shall not exceed (i) the greater of (x) $15 million and (y) 0.85% of Consolidated Net Tangible Assets in any calendar year or (y) subsequent to the consummation of any public common Equity Offering, the greater of (x) $30 million and (y) 1.65% of Consolidated Net Tangible Assets in any calendar year (in each case, with unused amounts in any calendar year beginning after December 31, 2017 being permitted to be carried over for the next two (2) succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Lux Co-Issuer from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer (to the extent contributed to the Lux Co-Issuer), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Lux Co-Issuer or its Restricted Subsidiaries or any direct or indirect parent of the Lux Co-Issuer that occurs on or after the Issue Date, other than in connection with, or pursuant to, the Equity Contribution; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 3.4(a); plus

(b) the cash proceeds of key man life insurance policies received by the Lux Co-Issuer or its Restricted Subsidiaries or any direct or indirect parent of the Lux Co-Issuer (to the extent contributed to the Lux Co-Issuer) after the Issue Date; plus

(c) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Lux Co-Issuer or its Restricted Subsidiaries or any direct or indirect parent of the Lux Co-Issuer that are foregone in return for the receipt of Equity Interests; less

(d) the amount of cash proceeds described in subclause (a), (b) or (c) of this clause (v) previously used to make Restricted Payments pursuant to this clause (v); provided that the Lux Co-Issuer may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a), (b) and (c) above in any calendar year;

provided, further, that cancellation of Indebtedness owing to the Lux Co-Issuer or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Lux Co-Issuer or any of its Restricted Subsidiaries or any direct or indirect parent of the Lux Co-Issuer, in connection with a repurchase of Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(vi) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Lux Co-Issuer or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described under Section 3.3;

(vii) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer issued after the Issue Date; provided, however, that (A) the Lux Co-Issuer would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vii) does not exceed the net cash proceeds actually received by the Lux Co-Issuer from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(viii) any Restricted Payments made in connection with the consummation of the Refinancing Transactions, including any dividends, payments or loans made to the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer to enable it to make any such payments or any future payments to employees of the Lux Co-Issuer, any Restricted Subsidiary of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer under agreements entered into in connection with the Refinancing Transactions;

(ix) the declaration and payment of dividends on the Lux Co-Issuer’s common Equity Interests (or the payment of dividends to any direct or indirect parent of the Lux Co-Issuer to fund the payment by any direct or indirect parent of the Lux Co-Issuer of dividends on such entity’s common Equity Interests) of the greater of (x) up to 7% per annum of the cash proceeds, net of any underwriting spread, received by the Lux Co-Issuer from any public offering of Equity Interests or contributed to the Lux Co-Issuer by any direct or indirect parent of the Lux Co-Issuer from any public offering of common Equity Interests, other than public offerings with respect to the Lux Co-Issuer’s common Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions and (y) an aggregate amount per annum not to exceed 7% of Market Capitalization;

(x) Restricted Payments that are made with Excluded Contributions;

(xi) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed the greater of (x) $250 million and (y) 17.0% of Consolidated Net Tangible Assets;

(xii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Lux Co-Issuer and its Restricted Subsidiaries pursuant to provisions similar to those described under Sections 3.7 and 3.9; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuers (or a third party to the extent permitted by this Indenture) have made any Change of Control Offer, Alternate Offer or Asset Sale Offer, as the case may be, with respect to the Notes, and have repurchased, redeemed, defeased, acquired or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer, Alternate Offer or Asset Sale Offer, as the case may be;

(xiii) for so long as the Lux Co-Issuer or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income tax return with Holdings or any other direct or indirect parent of the Lux Co-Issuer (including a Luxembourg fiscal unity that includes Holdings or any other direct or indirect parent of the Lux Co-Issuer), Restricted Payments, directly or indirectly, to Holdings or such other direct or indirect parent of the Lux Co-Issuer in amounts required for Holdings or such other parent entity to pay federal, national, foreign, state and local income taxes (and franchise taxes or other similar taxes imposed in lieu of income taxes) imposed on such entity to the extent such taxes are attributable to the income or operations of the Lux Co-Issuer and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Lux Co-Issuer and its Subsidiaries that are members of such fiscal unity or other consolidated, combined, affiliated or unitary group would have been required to pay in respect of such taxes in respect of such year if the Lux Co-Issuer and its Subsidiaries paid such taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary income (or similar) tax group (reduced by any such taxes paid directly by the Lux Co-Issuer or any Subsidiary);

(xiv) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent of the Lux Co-Issuer, in the amount required for such entity to, if applicable:

(a) pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Lux Co-Issuer to pay fees and expenses (including Related Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any Holdings or any other direct or indirect parent of the Lux Co-Issuer, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Lux Co-Issuer and its Subsidiaries;

(b) pay, if applicable, amounts equal to amounts required for Holdings or any other direct or indirect parent of the Lux Co-Issuer to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Lux Co-Issuer (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Lux Co-Issuer or any Restricted Subsidiary Incurred in accordance with the covenant described under Section 3.3 (except to the extent any such payments have otherwise been made by any such Guarantor);

(c) pay fees and expenses incurred by Holdings or any other direct or indirect parent of the Lux Co-Issuer related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Indenture, the Existing Indenture and similar obligations under any Credit Agreement, (ii) any unsuccessful equity or debt offering of such parent entity (or any equity or debt offering from which such parent entity does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Lux Co-Issuer or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Lux Co-Issuer or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Indenture;

(d) make payments (i) to the Sponsor pursuant to or contemplated by any Management Agreement or (ii) to or on behalf of the Sponsor for any other monitoring, consulting, management, transaction or any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, termination or similar fees, indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses to the Sponsor including, without limitation, in connection with acquisitions or divestitures, which payments in the case of clause (ii) are (x) made pursuant to agreements with the Sponsor or (y) approved in respect of such activities by a majority of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith or a majority of the disinterested members of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith;

(e) pay franchise and excise taxes and other fees, taxes (including Related Taxes) and expenses in connection with any ownership of the Lux Co-Issuer or any of its Subsidiaries or required to maintain their organizational existences;

(f) make payments for the benefit of the Lux Co-Issuer or any of its Restricted Subsidiaries to the extent such payments could have been made by the Lux Co-Issuer or any of its Restricted Subsidiaries because such payments (x) (i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by the Lux Co-Issuer or any of its Restricted Subsidiaries pursuant to this covenant; provided that any payment pursuant to this clause (f)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by the Lux Co-Issuer or such Restricted Subsidiary and (y) would be permitted by Section 3.8; and

(g) make Restricted Payments to any direct or indirect parent of the Lux Co-Issuer to finance, or to any direct or indirect parent of the Lux Co-Issuer for the purpose of paying to any other direct or indirect parent of the Lux Co-Issuer to finance, any Investment that, if consummated by the Lux Co-Issuer or any Restricted Subsidiary, would be a Permitted Investment; provided that (i) such Restricted Payment is made substantially concurrently with the closing of such Investment and (ii) promptly following the closing thereof, such direct or indirect parent of the Lux Co-Issuer causes (x) all property acquired (whether assets or Equity Interests) to be contributed to the Lux Co-Issuer or any Restricted Subsidiary or (y) the merger, consolidation or amalgamation (to the extent permitted by Section 4.1) of the Person formed or acquired into the Lux Co-Issuer or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 3.11;

(xv) (i) repurchases of Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Lux Co-Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or any Subsidiary of the Lux Co-Issuer in connection with such Person’s purchase of Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer; provided that no cash is actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Indenture;

(xviii) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Lux Co-Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(xix) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer;

(xx) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xx) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $125 million and (y) 8.5% of Consolidated Net Tangible Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(xxi) the making of payments (i) to the Sponsor pursuant to or contemplated by any Management Agreement or (ii) to or on behalf of the Sponsor for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with the Sponsor or (y) approved in respect of such activities by a majority of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith or a majority of the disinterested members of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith;

(xxii) any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Lux Co-Issuer’s Consolidated Total Debt Ratio does not exceed 5.00 to 1.00;

(xxiii) payments, dividends, distributions or other Restricted Payments with any Total Leverage Excess Proceeds; and

(xxiv) any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (xi) and (xxii) of this Section 3.4(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (xiii) and (xiv) of this Section 3.4(b), taxes (including Related Taxes) shall include all interest and penalties with respect thereto and all additions thereto.

As of the Issue Date, all of the Lux Co-Issuer’s Subsidiaries will be Restricted Subsidiaries. The Lux Co-Issuer will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Lux Co-Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

For purposes of this Section 3.4, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Lux Co-Issuer may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 3.5. Liens.

(a) Prior to a Covenant Suspension Event, following any Reversion Date and during any Suspension Period when there is no election by the Issuers pursuant to Section 3.5(b), the Issuers will not, and will not permit any Guarantor to, directly or indirectly, create or Incur any Lien securing Indebtedness (other than Permitted Liens) on any asset or property of either of the Issuers or any Guarantor, unless (1) in the case of Liens securing Subordinated Indebtedness, the Notes and any applicable Guarantee are secured by a Lien on such property or assets and the proceeds thereof that is senior in priority to such Liens; or (2) in all other cases, the Notes and the applicable Guarantee are secured by a Lien on such property or assets and the proceeds thereof equally and ratably with or prior to such Liens.

(b) Following a Covenant Suspension Event, the Issuers may elect by written notice to the Trustee to be subject to this clause (b) with respect to the limitation on Liens in lieu of clause (a) above (the date such notice is delivered, the “Election Date”). From and after an Election Date and until a Reversion Date, the Issuers will not, and will not permit any of the Lux Co-Issuer’s Principal Property Subsidiaries to, directly or indirectly, create or Incur any Lien securing Indebtedness upon any (1) Restricted Property or (2) shares of Capital Stock or evidence of Indebtedness for borrowed money issued by any Principal Property Subsidiary, whether owned at the Issue Date or thereafter acquired, without making effective provision, and the Issuers in such case will make or cause to be made effective provision, whereby the Notes and the applicable Guarantees shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

(1) Liens that exist on the date of the Covenant Suspension Event;

(2) Liens on property, shares of Capital Stock or evidence of Indebtedness of any corporation existing at the time such corporation becomes a Guarantor;

(3) Liens in favor of an Issuer or any Guarantor;

(4) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or Indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

(5) Liens (i) on property, shares of Capital Stock or evidences of Indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger, amalgamation or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement; provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by an Issuer or any Guarantor except substantially unimproved real property on which the property so constructed or the improvement is located and (ii) for the acquisition of any real property, which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the real property acquired; provided that with respect to clauses (i) and (ii), any such Liens do not extend to any other property of the Issuers or any of the Guarantors (whether such property is then owned or thereafter acquired);

(6) mechanics’, landlords’ and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

(7) Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

(8) Liens arising from any legal proceedings that are being contested in good faith;

(9) any Liens that (i) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts, (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of the Issuers or any Guarantor or materially impair the use thereof in the operation of its business; and

(10) Liens for the sole purpose of extending, renewing or replacing (or unsuccessfully extending, renewing or replacing) in whole or in part any of the foregoing.

(c) Notwithstanding the provisions of clause (b) of this Section 3.5, if the Election Date has occurred, the Issuers or any Subsidiary may, without equally and ratably securing the Notes and the Guarantees, create or assume Liens that would otherwise be subject to the foregoing restrictions if at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 10% of Consolidated Net Tangible Assets.

(d) Any Lien that is granted to secure the Notes or the applicable Guarantee pursuant to clause (a), (b) or (c) of this Section 3.5 shall be automatically and unconditionally released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or the Guarantee under the applicable preceding clauses (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien).

(e) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 3.6. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Lux Co-Issuer will not, and will not permit any of its Restricted Subsidiaries (other than the U.S. Co-Issuer or the Guarantors) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the U.S. Co-Issuer or the Guarantors) to:

(a) (i) pay dividends or make any other distributions to the Lux Co-Issuer or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Lux Co-Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Lux Co-Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Lux Co-Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions of the Lux Co-Issuer or any of its Restricted Subsidiaries in effect on the Issue Date, including pursuant to the Senior Credit Agreement and the other documents relating to the Senior Credit Agreement, related Swap Contracts, the Existing Indenture, the Existing Notes, the related guarantees and the other documents relating to the Existing Notes and Indebtedness permitted pursuant to clause (c) of the definition of “Permitted Debt”;

(ii) this Indenture, the Notes, the Guarantees and other documents relating to this Indenture and the Notes;

(iii) applicable law or any applicable rule, regulation or order;

(iv) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Lux Co-Issuer or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Lux Co-Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (iv), if a Person other than the Lux Co-Issuer or such Restricted Subsidiary is the Successor Company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(v) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;

(vi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(vii) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(viii) purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clause (c) of this Section 3.6 on the property so acquired;

(ix) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) of this Section 3.6 on the property subject to such lease;

(x) any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Lux Co-Issuer, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;

(xi) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Lux Co-Issuer or any Restricted Subsidiary that is Incurred subsequent to the Issue Date pursuant to Section 3.3; provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined by the Lux Co-Issuer or a direct or indirect parent of the Lux Co-Issuer in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in this Indenture, the Existing Indenture or the Senior Credit Agreement as of the Issue Date (as determined by the Lux Co-Issuer in good faith);

(xii) any encumbrance or restriction contained in Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 3.3 and 3.5 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(xiii) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Lux Co-Issuer or any Restricted Subsidiary in any manner material to the Lux Co-Issuer or any Restricted Subsidiary or (y) materially affect the Issuers’ ability to make future principal or interest payments on the Notes, in each case, as determined by the Lux Co-Issuer in good faith;

(xiv) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and

(xv) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the immediately preceding clauses (i) through (xiv); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Lux Co-Issuer, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 3.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Lux Co-Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Lux Co-Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 3.7. Asset Sales.

(a) The Lux Co-Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(i) the Lux Co-Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that the amount of:

(1) any liabilities (as shown on the Lux Co-Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Lux Co-Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Lux Co-Issuer) of the Lux Co-Issuer or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Lux Co-Issuer or such Restricted Subsidiary, as the case may be, from further liability;

(2) any notes or other obligations or other securities or assets received by the Lux Co-Issuer or such Restricted Subsidiary from such transferee that are converted by the Lux Co-Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

(3) any Designated Non-cash Consideration received by the Lux Co-Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this subclause (3) that is at that time outstanding, not to exceed the greater of (x) $200 million and (y) 14.0% of Consolidated Net Tangible Assets, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents for the purposes of this clause (ii).

(b) Within 540 days after the Lux Co-Issuer’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Lux Co-Issuer or such Restricted Subsidiary may apply an amount equal to the Net Cash Proceeds from such Asset Sale, at its option:

(i) to reduce Obligations under the Senior Credit Agreement and in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(ii) to reduce Obligations under Indebtedness that is secured by a Lien, which Lien is permitted by this Indenture and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto;

(iii) to reduce Obligations under (x) Pari Passu Indebtedness of the Issuers or the Guarantors (provided that if the Issuers or any Guarantor shall so reduce such Obligations under Pari Passu Indebtedness other than the Notes, the Issuers shall (A) reduce Obligations under the Notes as provided in Section 5.1 or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) ratably with such other Pari Passu Indebtedness or (B) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes that would otherwise be redeemed under subclause (A) above) or (y) Indebtedness of a Non-Guarantor Subsidiary, in each case, other than Indebtedness owed to the Lux Co-Issuer or another Restricted Subsidiary (and, in the case of revolving loans, to correspondingly reduce commitments with respect thereto);

(iv) to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business;

(v) to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as determined by the Lux Co-Issuer in good faith); or

(vi) any combination of the foregoing;

provided that the Lux Co-Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (iv) or (v) of this Section 3.7(b) if and to the extent that, within 540 days after the Asset Sale that generated the Net Cash Proceeds, the Lux Co-Issuer or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (iv) or (v) of this Section 3.7(b), and that investment is thereafter completed within 180 days after the end of such 540-day period.

(c) Pending the final application of any such amount of Net Cash Proceeds, the Lux Co-Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 3.7(b) shall be deemed to constitute “Excess Proceeds;” provided that any amount of proceeds offered to Holders pursuant to Section 3.7(b)(iii)(x) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds less Total Leverage Excess Proceeds (as defined below) exceeds the greater of $50 million and 2.75% of Consolidated Net Tangible Assets, then subject to the limitations with respect to foreign dispositions set forth in Section 3.7(d), the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders and, if required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of such Notes and Pari Passu Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Pari Passu Indebtedness, if any, as may be provided by the terms of such other Indebtedness), to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing such Pari Passu Indebtedness. However, the Lux Co-Issuer shall only be required to make an Asset Sale Offer with 50% of the Excess Proceeds if the Consolidated Total Debt Ratio for the Lux Co-Issuer is less than or equal to 5.00 to 1.00 after giving effect to any application of any Net Cash Proceeds as set forth herein, including making an offer to repurchase a portion of the Notes (any Excess Proceeds not required to be offered in an Asset Sale Offer in reliance on this sentence shall constitute “Total Leverage Excess Proceeds”). For the avoidance of doubt, any Excess Proceeds not constituting Total Leverage Excess Proceeds shall be, at the option of the Issuers, offered in an Asset Sale Offer or applied in the manner and within the time periods described in clauses (i) through (vi) of Section 3.7(b). The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that such Excess Proceeds less any Total Leverage Excess Proceeds exceeds the greater of $50 million and 2.75% of Consolidated Net Tangible Assets by transmitting electronically or by mailing to Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of the Depositary. The Issuers may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds less any Total Leverage Excess Proceeds exceeds the greater of $50 million and 2.75% of Consolidated Net Tangible Assets.

(d) To the extent that the aggregate amount of Notes and any other Pari Passu Indebtedness tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuers may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Asset Sale Offer, the Issuers shall select the Notes (and the Issuers or their agents shall select such Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary set forth herein, to the extent a distribution of any or all of the Excess Proceeds of any Asset Sales by a Restricted Subsidiary that is a Non-U.S. Subsidiary to the Issuers or another Restricted Subsidiary (x) is prohibited, restricted or delayed by applicable local law, prohibited, restricted or delayed by applicable organizational documents or any agreement or subject to other organizational or administrative impediments or (y) would have an adverse tax consequence, as determined by the Issuers in good faith, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation, the portion of such Excess Proceeds so affected will not be required to be applied in compliance with this Section 3.7; provided that (a) in the case of clause (x), (1) the Issuers shall use commercially reasonable efforts to cause the applicable Non-U.S. Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation or to otherwise remove such prohibition, restriction or other impediment to such repatriation and (2) once distribution of any of such affected Excess Proceeds is no longer prohibited, restricted or delayed by applicable local law, prohibited, restricted or delayed by applicable organizational documents or agreement or subject to other organizational or administrative impediments, an amount equal to such amount of Excess Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated, whether or not they are repatriated) in compliance with this Section 3.7; and (b) in the case of clause (y), on or before the date that is twelve months after the date on which any Excess Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments in compliance with this Section 3.7, (1) the applicable Issuer shall apply an amount equal to such Excess Proceeds to such reinvestments or prepayments as if such Excess Proceeds had been received by the applicable Issuer rather than such Non-U.S. Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Excess Proceeds had been repatriated or (2) such Excess Proceeds shall be applied to the repayment of Indebtedness of a Non-U.S. Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require the Issuers or any Restricted Subsidiary to repatriate cash or to apply any Net Cash Proceeds described in clause (x) above in compliance with this Section 3.7 in the event that such repatriation is not permitted under applicable local law, applicable organizational documents or agreements or other impediment within 12 months following the date on which the respective payment would otherwise have been required. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Pari Passu Indebtedness), the Issuers need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Pari Passu Indebtedness), and any additional Excess Proceeds shall be deemed to be Retained Declined Proceeds, shall not be subject to this Section 3.7 and shall be permitted to be used for any purpose in the Issuers’ discretion.

(e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.7 by virtue thereof.

(f) The Senior Credit Agreement limits, and future credit agreements or other agreements to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to an Asset Sale Offer. In the event the Issuers are prohibited from purchasing the Notes, the Issuers or one of their Affiliates could seek the consent of their lenders or investors to the purchase of the Notes or attempt to refinance the borrowings that contain such prohibition. If the Issuers or one of their Affiliates do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under this Indenture.

(g) If more Notes are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or if such Notes are not listed, on a pro rata basis based on the total amount of Notes and Pari Passu Indebtedness tendered in connection with an Asset Sale Offer (with adjustments so that only Notes in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased (or such lower denomination as may be permitted by the Depositary)) by lot or by such other method as the Paying Agent shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000 (or such lower denomination as may be permitted by the Depositary). No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.

(h) Notices of an Asset Sale Offer shall be sent by first class mail, postage prepaid, or sent electronically, at least ten (10) days but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. If any Notes are to be purchased in part only, any notice of purchase that relates to such Notes shall state the portion of the principal amount of the Notes in the aggregate that has been or is to be purchased.

(i) A new Note in principal amount equal to the unpurchased portion of any Note (other than a global note) purchased in part will be issued in the name of the Holder thereof upon cancellation of the Note. On and after the purchase date, unless the Issuers default in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

SECTION 3.8. Transactions with Affiliates.

(a) The Lux Co-Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Lux Co-Issuer involving aggregate consideration in excess of $40 million (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Lux Co-Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Lux Co-Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis (as determined in good faith by the senior management or the Board of Directors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer); and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $60 million, the Lux Co-Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer or a majority of the disinterested members of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer, approving such Affiliate Transaction, together with an Officer’s Certificate certifying that the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer determined or resolved that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 3.8(a) shall not apply to the following:

(i) (a) transactions between or among the Lux Co-Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and/or the Joint Business and (b) any merger, amalgamation or consolidation of the Lux Co-Issuer and Holdings or any other direct or indirect parent of the Lux Co-Issuer; provided that Holdings or such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Lux Co-Issuer) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) (a) Restricted Payments permitted by this Indenture and (b) Permitted Investments;

(iii) transactions in which the Lux Co-Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Lux Co-Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.8(a)(i);

(iv) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(v) any agreement or arrangement as in effect as of the Issue Date or any Reversion Date (other than any Management Agreement) or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer) to the Holders when taken as a whole as compared to the original agreement or arrangement as in effect on the Issue Date) or any transaction or payments contemplated thereby;

(vi) the Management Agreement or any transaction or payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) contemplated thereby;

(vii) the existence of, or the performance by the Lux Co-Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, the Acquisition Agreement, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it or any direct or indirect parent of the Lux Co-Issuer is a party as of the Issue Date or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Lux Co-Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer) to the Holders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Issue Date;

(viii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Lux Co-Issuer and its Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer) as might reasonably have been obtained at such time from an unaffiliated party;

(ix) any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

(x) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Lux Co-Issuer;

(xi) payments by the Lux Co-Issuer or any of its Restricted Subsidiaries to or on behalf of any Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsor or (y) approved by a majority of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith or a majority of the disinterested members of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer in good faith;

(xii) any contribution to the capital of the Lux Co-Issuer (other than Disqualified Stock) or any investments by the Sponsor or a direct or indirect parent of the Lux Co-Issuer in Equity Interests (other than Disqualified Stock of the Lux Co-Issuer) of the Lux Co-Issuer (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of the Lux Co-Issuer in connection therewith);

(xiii) any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Lux Co-Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Lux Co-Issuer or any of its Subsidiaries (other than the Lux Co-Issuer or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(xiv) transactions between the Lux Co-Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director, or such Person has a director who is also a director, of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer; provided, however, that such director abstains from voting as a director of the Lux Co-Issuer or such direct or indirect parent of the Lux Co-Issuer, as the case may be, on any matter involving such other Person;

(xv) the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 3.4(b)(xiii), (xiv)(a) or (xiv)(e);

(xvi) transactions to effect the Refinancing Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Refinancing Transactions;

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Lux Co-Issuer or any direct or indirect parent of the Lux Co-Issuer or of a Restricted Subsidiary in good faith;

(xix) (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Lux Co-Issuer or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants, shareholders and independent contractors of the Lux Co-Issuer or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Lux Co-Issuer to the extent such agreements or arrangements are in respect of services performed for the Lux Co-Issuer or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants, shareholders and independent contractors of the Lux Co-Issuer or any of its Restricted Subsidiaries or of any direct or indirect parent of the Lux Co-Issuer and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants, shareholders and independent contractors of the Lux Co-Issuer or any of its Restricted Subsidiaries or any direct or indirect parent of the Lux Co-Issuer (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of either of the Issuers or of a Restricted Subsidiary or any direct or indirect parent of the Lux Co-Issuer;

(xx) investments by Affiliates in Indebtedness or Preferred Stock of the Lux Co-Issuer or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Preferred Stock, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Lux Co-Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xxi) the existence of, or the performance by the Lux Co-Issuer or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;

(xxii) investments by the Sponsor or a direct or indirect parent of the Lux Co-Issuer in securities of the Lux Co-Issuer or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of the Lux Co-Issuer in connection therewith);

(xxiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xxiv) any lease entered into between the Lux Co-Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Lux Co-Issuer, as lessor, in the ordinary course of business;

(xxv) (i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;

(xxvi) transactions pursuant to, and complying with, (i) Section 3.3 to the extent such transaction complies with this Section 3.8(a)(i) or (ii) the second paragraph of Section 4.1(a) and Section 4.1(c); and

(xxvii) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Lux Co-Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

SECTION 3.9. Change of Control.

(a) Upon the occurrence of a Change of Control after the Issue Date, each Holder shall have the right to require the Issuers to purchase all or any part of such Holder’s Notes at a purchase price in cash (a “Change of Control Payment”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Purchase Date), except to the extent the Issuers have previously elected to redeem all of the Notes pursuant to Article V of this Indenture.

(b) Prior to or within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem all the Notes as described under Section 5.1, the Issuers shall deliver a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee and the Paying Agent, or otherwise in accordance with the procedures of the Depositary, describing:

(i) that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date falling prior to or on the purchase date);

(ii) the transaction or transactions that constitute, or are expected to constitute, such Change of Control;

(iii) the purchase date (which shall be no earlier than ten (10) days nor later than 60 days (unless delivered in advance of the occurrence of such Change of Control) from the date such notice is delivered) (a “Change of Control Payment Date”);

(iv) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(v) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii) that if a holder (other than a holder of a global note) is tendering for purchase less than all of its Notes, the Issuers will issue new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered and the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof (or such lower denomination as may be permitted by the Depositary);

(ix) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(x) the other instructions determined by the Issuers, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes to be made through the facilities of the Depositary in accordance with the rules and regulations thereof.

(c) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, (ii) in connection with or in contemplation of any Change of Control, the Issuers (or any Affiliate of the Issuers) or a third party has made an offer to purchase, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer (an “Alternate Offer”), any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer, or (iii) the Issuers have previously issued a notice of a full redemption pursuant to Section 5.1

(d) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.9, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 3.9 by virtue of such compliance.

(e) A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control.

(f) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(i) accept for payment all Notes issued by the Issuers or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee or registrar for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

SECTION 3.10. Maintenance of Insurance. The Issuers and the Guarantors shall maintain with financially sound and reputable insurance companies not Affiliates of the Issuers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 3.11. Future Guarantors. If, after the Issue Date, (a) any Restricted Subsidiary of the Lux Co-Issuer (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Receivables Subsidiary, any CFC, any CFC Holdco, any direct or indirect Subsidiary of a CFC and the U.S. Co-Issuer) that is not then an Issuer or a Guarantor guarantees or borrows or issues any Indebtedness under the Senior Credit Agreement or guarantees any capital markets Indebtedness of the Lux Co-Issuer or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $100 million (“Certain Capital Markets Debt”) or (b) the Lux Co-Issuer otherwise elects to have any Restricted Subsidiary of the Lux Co-Issuer become a Guarantor, then, in each such case, the Lux Co-Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture providing for a Guarantee by such Restricted Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Guarantors; provided that, in the case of clause (a), such supplemental indenture shall be executed and delivered to the Trustee within 20 Business Days of the date that such Indebtedness under the Senior Credit Agreement or such Certain Capital Markets Debt has been guaranteed, co-borrowed or co-issued by such Restricted Subsidiary.

Each Guarantee shall be released in accordance Section 10.2(b).

SECTION 3.12. Compliance Certificate; Statement by Officers as to Default. The Lux Co-Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Lux Co-Issuer ending after the Issue Date, an Officer’s Certificate to the effect that to the best knowledge of the signer thereof on behalf of each of the Issuers, the Issuers are or are not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers (through its own action or omission or through the action or omission of any Guarantor as applicable) shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.

So long as any of the Notes are outstanding, upon any Officer becoming aware of any Default or Event of Default, the Issuers shall deliver to the Trustee, within 30 days of such Officer becoming aware of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 3.13. [Reserved].

SECTION 3.14. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer may designate any Subsidiary of the Lux Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Lux Co-Issuer but excluding the U.S. Co-Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Lux Co-Issuer or any other Subsidiary of the Lux Co-Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that immediately after giving effect to such designation, no Specified Event of Default shall have occurred and be continuing as a result of such designation; provided, further, however, that either:

(i) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(ii) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 3.4.

(b) The Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.

(c) Any such designation by the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer shall be evidenced to the Trustee by promptly delivering to the Trustee a copy of the resolution of the Board of Directors of either of the Issuers or any direct or indirect parent of the Lux Co-Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with this Section 3.14.

SECTION 3.15. Covenant Suspension.

(a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from any two of the Rating Agencies and (ii) no Default (other than any Default that would not constitute a Default following a Covenant Suspension Event (as defined below)) has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), (x) the Guarantees will be automatically and unconditionally released and discharged and (y) the Lux Co-Issuer and its Restricted Subsidiaries will not be subject to Sections 3.3, 3.4, 3.5 (to the extent the Issuers make an election pursuant to Section 3.5(b)), 3.6, 3.7, 3.8, 3.9, 3.11 and 4.1(a)(iv) (collectively, the “Suspended Covenants”).

(b) In the event that, after a Covenant Suspension Event, the Notes no longer have an Investment Grade Rating from any two of the Rating Agencies (the date of such event, the “Reversion Date”), then the Lux Co-Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”

(c) Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero.

(d) With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made shall be calculated as though Section 3.4 had been in effect prior to, but not during, the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period unless such designation would have complied with Section 3.4 as if Section 3.4 were in effect during such period. In addition, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been Incurred or issued pursuant to Section 3.3(b)(iii). In addition, (i) for purposes of Section 3.8, all agreements and arrangements entered into by the Lux Co-Issuer and any Restricted Subsidiary with an Affiliate of the Lux Co-Issuer during the Suspension Period prior to such Reversion Date shall be deemed to have been entered pursuant to Section 3.8(b)(v), (ii) for purposes of Section 3.6, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section 3.6 shall be deemed to have been entered pursuant to Section 3.6(i) and (iii) for purposes of Section 3.5, any Lien incurred during the Suspension Period prior to such Reversion Date will be deemed to have entered into pursuant to clause (7) of the definition of “Permitted Liens.” In addition, any Change of Control during such Suspension Period shall not require a Change of Control Offer during or after the Suspension Period.

(e) During the Suspension Period, any reference in the definition of “Unrestricted Subsidiary” or “Permitted Liens” to Section 3.3 or any provision thereof shall be construed as if Section 3.3 had remained in effect since the Issue Date and during the Suspension Period.

(f) In addition, during the Suspension Period, the Guarantees will be automatically released and the obligation to grant further Guarantees will be suspended. Upon the Reversion Date, the obligation to grant Guarantees pursuant to Section 3.11 will be reinstated (and the Reversion Date will be deemed to be the date on which Indebtedness under the Senior Credit Agreement was Incurred or guaranteed, as applicable, for purposes of Section 3.11).

(g) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period, and the Lux Co-Issuer and any Subsidiary of the Lux Co-Issuer will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 3.4(a)(C) or Section 3.4(b) and if not permitted by Section 3.4(a)(C) or Section 3.4(b), such Restricted Payment shall be deemed permitted by Section 3.4(a)(C) and shall be deducted for purposes of calculating the amount pursuant to Section 3.4(a)(C) (which in no event shall be reduced to an amount less than zero).

One of the Issuers shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee shall have no obligation to (i) monitor the ratings of the Notes, (ii) independently determine or verify if such events have occurred, (iii) make any determination regarding the impact of actions taken during the Suspension Period on any Issuer and its Restricted Subsidiaries’ future compliance with their covenants or (iv) notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 3.16. Stay, Extension and Usury Laws. The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IV

Merger, Consolidation, Amalgamation or Sale of Assets

SECTION 4.1. When the Issuers May Merge, Amalgamate or Otherwise Dispose of Assets.

(a) Neither Issuer shall consolidate, merge or amalgamate with or into or wind up into (whether or not such Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person (other than the merger, amalgamation or consolidation of one Issuer into the other Issuer) unless:

(i) such Issuer is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (or is the foreign analog of) a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, the laws of Bermuda, the laws of the United Kingdom or the laws of any member state of the European Union (such Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that after giving effect to any such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or disposition, an entity that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, shall be or become the issuer or a co-issuer of the Notes;

(ii) the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

(1) the Lux Co-Issuer (or a Successor Company to the Lux Co-Issuer, if applicable) would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(2) the Fixed Charge Coverage Ratio for the Lux Co-Issuer (or, if applicable, the Successor Company thereto) and its Restricted Subsidiaries would be equal to or greater than such ratio for the Lux Co-Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s Obligations under this Indenture and the Notes; and

(vi) such Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than an Issuer) shall succeed to, and be substituted for, such Issuer under this Indenture and the Notes, and such Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) above, (A) either of the Issuers may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to an Issuer or any Guarantor, (B) either of the Issuers may merge, consolidate or amalgamate with an Affiliate of such Issuer solely for the purpose of reincorporating or reorganizing such Issuer in another state of the United States, any state or territory thereof or the District of Columbia, Bermuda, the United Kingdom or in any member state of the European Union so long as the principal amount of Indebtedness of the Lux Co-Issuer and its Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Indenture), (C) an Issuer may convert into a corporation, partnership, limited partnership, limited liability company or trust, or the foreign analog of any of the foregoing entities, organized or existing under the laws of the jurisdiction of organization of such Issuer or the laws of the United States, any state or territory thereof or the District of Columbia; provided that, in the case of each of clauses (A), (B) and (C), if the resulting entity is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, a co-issuer of the Notes remains in existence or is organized or existing under such laws, (D) an Issuer or Guarantor may change its name and (E) any Restricted Subsidiary may merge, amalgamate or consolidate with the Lux Co-Issuer so long as the Lux Co-Issuer is the Successor Company in such merger, amalgamation or consolidation.

(b) Subject to Sections 10.2 and 10.5 of this Indenture, each Guarantor shall not, and the Lux Co-Issuer shall not permit any such entity to, consolidate, merge or amalgamate with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger, amalgamation or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited partnership or limited liability company or trust, or the foreign analog of any of the foregoing entities, organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia, the laws of the United Kingdom or the laws of any member state of the European Union or the laws of any other jurisdiction so long as a Guarantee provided by such surviving Person under the laws of such jurisdiction is substantially equivalent to the Guarantee provided under the laws of the jurisdiction of formation of the predecessor Guarantor (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments;

(C) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(D) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture (if any) comply with this Indenture; or

(ii) such sale or disposition or consolidation, amalgamation or merger is made in compliance with Section 3.7.

(c) Subject to Article X, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor shall automatically be released and discharged from its obligations under this Indenture and any Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, consolidate or amalgamate with an Affiliate of the Lux Co-Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof or the District of Columbia, Bermuda, the United Kingdom or in any member state of the European Union, so long as the principal amount of Indebtedness of the Lux Co-Issuer and the Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Indenture), (2) a Guarantor may (a) consolidate, merge or amalgamate with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, any Issuer or a Guarantor or (b) dissolve if such Guarantor sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person in compliance with Section 3.7 and after giving effect to such sale, assignment, transfer, lease, conveyance or disposition and prior to such dissolution, has no or a de minimis amount of assets,

(3) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust, or the foreign analog of any of the foregoing entities, organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia, the laws of the United Kingdom or the laws of any member state of the European Union or the laws of any other jurisdiction so long as a Guarantee provided under the laws of such jurisdiction is substantially equivalent to the Guarantee provided under the laws of the jurisdiction of formation of such Guarantor prior to such conversion, (4) a Guarantor may change its name and (5) any Restricted Subsidiary may merge, amalgamate or consolidate into any Guarantor; provided, in the case of this clause (5), that the surviving Person (i) is a corporation, partnership, limited partnership or limited liability company or trust, or the foreign analog of any of the foregoing entities, organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, Bermuda, the United Kingdom or the laws of any member state of the European Union or the laws of any other jurisdiction so long as a Guarantee provided by such surviving Person under the laws of such jurisdiction is substantially equivalent to the Guarantee provided under the laws of the jurisdiction of formation of the predecessor Guarantor or the laws of the jurisdiction of organization of such Restricted Subsidiary or Guarantor and (ii) is or becomes a Guarantor upon consummation of such merger, amalgamation or consolidation. Notwithstanding the foregoing, no restriction described under Article IV shall limit the ability of any Non-Guarantor Subsidiary or Unrestricted Subsidiary to engage in any merger, consolidation, amalgamation or sale of all or substantially all assets.

(d) For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Lux Co-Issuer, which properties and assets, if held by the Lux Co-Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Lux Co-Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Lux Co-Issuer.

ARTICLE V

Redemption of Notes

SECTION 5.1. Optional Redemption.

(a) The Notes may be redeemed, in whole at any time, or in part from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 6 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

(b) Any redemption of the Notes may, at the Issuers’ discretion, be subject to one or more conditions precedent. The Redemption Date of any redemption that is subject to satisfaction of one or more conditions precedent may, in the Issuers’ discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified, extended or rescinded in the event that any or all such conditions shall not have yet been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case).

(c) Unless the Issuers default in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(d) The Notes of any series may be optionally redeemed in full or in part pursuant to this Section 5.1 before the Notes of any other series are optionally redeemed in full (or at all) pursuant to this Section 5.1.

SECTION 5.2. Election to Redeem; Notice to Trustee of Optional and Mandatory Redemptions. If the Issuers elect to redeem Notes pursuant to Section 5.1, the Issuers shall furnish to the Trustee, at least two Business Days for Global Notes and 10 calendar days for Definitive Notes before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4, an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price. The Issuers may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuers’ name and at their expense and setting forth the information to be stated in such notice as provided in Section 5.4. The Issuers shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption of any series of Notes, the Trustee shall select Notes of such series for redemption in compliance with the requirements of the securities exchange, if any, on which such Notes are listed (so long as the Trustee knows of such listing), or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and if the Notes are represented by Global Notes, interests in such Global Notes will be selected for redemption in such manner as complies with applicable legal requirements and the procedures of the Depositary) in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the selection of Notes for redemption shall not result in a Holder of Notes with a principal amount of Notes less than the minimum denomination of $2,000. If any Notes are to be purchased or redeemed in part only, the notice of purchase or redemption relating to such Notes shall state the portion of the principal amount of the Notes in the aggregate that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of and premium, if any, plus accrued and unpaid interest, if any, on the Notes to be redeemed.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4. Notice of Redemption. The Issuers shall deliver to each Holder’s registered address or otherwise in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed not less than 10 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be delivered more than 60 days prior to a Redemption Date if (i) the notice is issued pursuant to Article VIII or (ii) in the case of a redemption that is subject to one or more conditions precedent, the date of redemption is extended as permitted under this Indenture. At the Issuers’ written request, the Trustee may give notice of redemption in the Issuers’ name and at the Issuers’ expense.

All notices of redemption shall be prepared by the Issuers and shall state:

(a) the Redemption Date;

(b) the redemption price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any;

(c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(d) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(e) that on the Redemption Date the redemption price (and accrued interest to, but excluding, the Redemption Date payable as provided in Section 5.6, if any) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date;

(f) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any;

(g) the name and address of the Paying Agent;

(h) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes;

(j) the Section of this Indenture pursuant to which the Notes are to be redeemed; and

(k) any conditions to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least two Business Days prior to when the notice of the redemption is to be given, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Such Officer’s Certificate shall state that all conditions precedent to the delivery of such notice have been complied with.

SECTION 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest, if any, to, but excluding, the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no further interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuers.

SECTION 5.7. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3 (with, if the Issuers so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee upon receipt of an Authentication Order shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuers, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 5.8. Offer to Repurchase. In the event that, pursuant to Section 3.7, the Issuers are required to commence an offer to all Holders to purchase the Notes (an “Offer to Repurchase”), it shall follow the procedures specified below:

(a) The Offer to Repurchase shall remain open for a period of at least 10 days following its commencement and not more than 60 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and such Pari Passu Indebtedness, if any (in each instance, on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Offer to Repurchase. Payment for any Notes so purchased shall be made pursuant to Section 3.1.

(b) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Repurchase.

(c) Upon the commencement of an Offer to Repurchase, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Repurchase. The notice, which shall govern the terms of the Offer to Repurchase, shall state:

(i) that the Offer to Repurchase is being made pursuant to this Section 5.8 and Section 3.7, and the length of time the Offer to Repurchase shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Repurchase shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Offer to Repurchase may elect to have Notes purchased in a minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

(vi) that Holders electing to have Notes purchased pursuant to any Offer to Repurchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness, if any, surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and, if applicable, the Issuers shall select such Pari Passu Indebtedness to be purchased or prepaid, on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness, if any, surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d) On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Repurchase, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 5.8. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Issuers, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer to Repurchase on the Purchase Date.

SECTION 5.9. Redemption for Taxation Reasons. The Issuers may redeem the Notes, at their option, in whole, but not in part, at any time upon giving not less than ten (10) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date) and all Additional Amounts, if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine in good faith that, as a result of:

(a) any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(b) any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (a) and (b), a “Change in Tax Law”), any Payor with respect to the Notes or a Guarantee is, or on the next date on which any amount would be payable in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including the appointment of a new Paying Agent or, where such action would be reasonable, payment through another Payor); provided that changing the jurisdiction of an Issuer is not a reasonable measure for purposes of this section; provided further that no Payor shall be required to take any measures that in the Issuers’ good-faith determination would result in the imposition on such person of any legal or regulatory burden or the incurrence by such person of additional costs, or would otherwise result in any adverse consequences to such person.

In the case of any Payor, the Change in Tax Law with respect to a given Relevant Taxing Jurisdiction must become effective on or after the later of the date of the Offering Memorandum or the date a jurisdiction becomes a Relevant Taxing Jurisdiction. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (1) an Officer’s Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied (including that the obligation to pay such Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it) and (2) an opinion of an independent tax counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

The provisions of this Section 5.9 will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. In addition, the provisions of this Section 5.9 will apply with respect to a Guarantor’s obligation to pay Additional Amounts only after the Guarantor is obligated to make at least one payment on the Notes. The provisions of this Section 5.9 will survive any termination, defeasance or discharge of this Indenture.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default. Each of the following is an “Event of Default” with respect to the Notes of any series:

(i) a default in any payment of interest on such series of Notes when due, continued for thirty (30) days;

(ii) a default in the payment of principal or premium, if any, of such series of Notes when due at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(iii) the failure by the Lux Co-Issuer or any Restricted Subsidiary to comply for 60 days after receipt of written notice referred to below with any of its obligations, covenants or agreements (other than a default pursuant to Sections 6.1(i) or 6.1(ii)) contained in such series of Notes or this Indenture; provided that in the case of a failure to comply with Section 3.2, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (iii) has been given;

(iv) (x) the failure by the Lux Co-Issuer or any Restricted Subsidiary to pay the principal amount of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to the Lux Co-Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or (y) the acceleration of any Indebtedness for borrowed money (other than Indebtedness for borrowed money owing to the Lux Co-Issuer or a Restricted Subsidiary) by the holders thereof because of a default, in each case of clauses (x) and (y), if the total amount of such Indebtedness unpaid at final maturity or accelerated exceeds $75 million or its foreign currency equivalent;

(v) an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in any voluntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(4) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuers or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

(3) orders the winding up or liquidation of either of the Issuers or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(vii) failure by either Issuer or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $75 million or its foreign currency equivalent (net of any amounts that are covered by enforceable insurance policies issued by solvent insurance companies), which judgment or judgments are not discharged, waived or stayed for a period of 60 days after such judgment or judgments become final and, in the event such judgment or judgments are covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or judgments or decree which is not promptly stayed; or

(viii) the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of this Indenture), or any Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for ten (10) days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under Section 6.1(iii) shall not constitute an Event of Default with respect to any series of Notes until the Trustee or the Holders of at least 30% in principal amount of outstanding Notes of such series notify the Issuers in writing of the Default and such Default is not cured within the time specified in Section 6.1(iii) after receipt of such notice.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(v) or (vi) above with respect to an Issuer) occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 30% in principal amount of outstanding Notes of such series by written notice to the Issuers (and to the Trustee, if given by holders of Notes of such series) may declare the principal of, premium, if any, and accrued but unpaid interest, on all Notes outstanding of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default arising from Section 6.1(v) or (vi) of an Issuer occurs, the principal of, premium, if any, and interest on all the outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes of a series may rescind any such acceleration with respect to the Notes of such series and its consequences.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including sums owed to the Trustee and its agents and counsel) and the Guarantees.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, (i) waive, rescind or cancel any declaration of an existing or past Default or Event of Default with respect to such series of Notes and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes of such series (other than such non-payment of principal or interest that has become due as a result of such acceleration)) or (ii) waive compliance with any provision of this Indenture, the Notes of such series or the Guarantees if, in each case of clauses (i) and (ii), such waiver, rescission or cancellation, as applicable, would not conflict with any judgment or decree. Upon any waiver of a Default or Event of Default effected pursuant to clause (i) of the previous sentence with respect to any series of Notes, such Default or Event of Default shall cease to exist with respect to such series of Notes, and any Event of Default with respect to such series of Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default arising from Section 6.1(iv), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of such series, if prior to 20 days after such Event of Default arose, the Lux Co-Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the requisite amount of Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has otherwise been cured.

SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series of Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder) unless such Holders have offered, and if requested, provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense. Prior to taking any action under this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. In case an Event of Default occurs and is continuing with respect to any series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of Notes of such series unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes of any series unless:

(i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii) Holders of at least 30% of the aggregate principal amount of the outstanding Notes of such series have requested in writing that the Trustee pursue the remedy;

(iii) such Holders have offered, and if requested, provided the Trustee security or indemnity reasonably satisfactory to it in respect of any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction inconsistent with such request within such 60-day period.

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest on the Notes of any series held by such Holder, on or after the respective due dates expressed in the Notes of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Sections 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes of any series (pursuant to the written direction of Holders of a majority in principal amount of the then-outstanding Notes of such series) in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes of any series any plan or reorganization, arrangement, adjustment or composition affecting the Notes of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder thereof in such proceeding.

SECTION 6.10. Priorities. The Trustee shall pay out any money or property received by it (and any money or property distributable in respect of the Issuers’ or the Guarantors’ obligations under this Indenture shall be applied) in the following order:

First: to the Trustee for amounts due under Section 7.6;

Second: to Holders for amounts due and unpaid on the Notes (or the Notes of any series) for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes (or the Notes of such series) for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers (or the Trustee) shall deliver to each applicable Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes of any series.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its rights and powers under this Indenture, use the same degree of care and skill in its exercise of such rights and powers as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, subject to the provisions of clause (h) below.

(b) Except during the continuance of an Event of Default of which a Trust Officer has actual knowledge:

(i) the duties of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Trustee and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and

(ii) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture, the Notes and the Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes and the Guarantees as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a final non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) None of the Trustee or any Agent shall be liable for interest on any money received by it except as the Trustee and the Agents may agree in writing with the Issuers.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture, the Notes or the Guarantees shall require the Trustee or an Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered, and if requested, provided to the Trustee, security and indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.2. Rights of Trustee.

(a) The Trustee and the Agents may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee and the Agents need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting it may require an Officer’s Certificate or an Opinion of Counsel or both, except that (x) no Officer’s Certificate or Opinion of Counsel will be required in connection with the original issuance of the Initial Notes on the date hereof and (y) no Opinion of Counsel will be required in connection with the execution of any amendment or supplement adding a new Guarantor under this Indenture or the release of a Guarantor pursuant to Section 10.2(b) hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee and the Agents may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of or for the supervision of any agent, custodians, nominees or attorney appointed with due care.

(d) The Trustee and the Agents shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s or such Agent’s conduct does not constitute willful misconduct or negligence as determined in a final non-appealable decision of a court of competent jurisdiction.

(e) The Trustee and the Agents may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes and the Guarantees in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee and the Agents shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee and the Agents shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Trustee or an Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or an Agent, as applicable, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Trust Officer shall have (x) received written notification from the Issuers or a Holder at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.

(h) In no event shall the Trustee or an Agent be responsible or liable for special, indirect, or consequential punitive or incidental loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder.

(j) The Trustee and the Agents may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or redepositing of any thereof or (B) to see to any insurance.

(l) The right of the Trustee or an Agent to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

SECTION 7.3. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Guarantors or their Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuers; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Disclaimer. Neither the Trustee nor any Agent shall be responsible for and none of them makes any representation as to the validity, sufficiency or adequacy of this Indenture, the Notes or the Guarantees, neither of them shall be accountable for the Issuers’ use of the Notes or the proceeds from the Notes, and neither of them shall be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee. Neither the Trustee nor any Agent shall be responsible to make any calculation with respect to any matter under this Indenture. Neither the Trustee nor any Agent shall have any duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee or any Agent, as applicable, made in this Indenture.

SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing with respect to any series of Notes and is actually known to the Trustee, the Trustee shall deliver to each Holder of the Notes of such series notice of the Default within 90 days after it is known to the Trustee (unless such Default or Event of Default has been cured or waived within such 90-day time period). Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note of a series, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders of the Notes of such series.

SECTION 7.6. Compensation and Indemnity. The Issuers shall pay to the Trustee and the Agents from time to time such compensation for their services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Agents upon request for all reasonable out-of-pocket disbursements, advances, and expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and any Agent’s agents, counsel, accountants and experts. The Issuers shall indemnify, jointly and severally, the Trustee or any predecessor Trustee in each of its capacities hereunder (including as Paying Agent, and Registrar) and each Agent or any predecessor Agent, and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of their duties hereunder and under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes and the Guarantees and of defending itself against any claims (whether asserted by any Holder, the Issuers or otherwise). The Trustee and the Agents shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or an Agent to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee and the Agents may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or an Agent as a result of its own willful misconduct or negligence as determined by a final non-appealable decision of a court of competent jurisdiction.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee and each Agent to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuers.

The Issuers’ obligations pursuant to this Section and any lien arising hereunder shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee or an Agent. When the Trustee or an Agent incurs expenses after the occurrence of a Default specified in Sections 6.1(v) or (vi) with respect to the Issuers, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Pursuant to Section 10.1, the obligations of the Issuers hereunder are jointly and severally guaranteed by the Guarantors.

SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.9;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. All costs reasonably incurred in connection with any resignation or removal hereunder shall be borne by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes of any series may petition, at the Issuers’ expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuers’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture; provided that the certificate of the Trustee shall have.

SECTION 7.9. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent filed annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.10. Limitation on Duty of Trustee. The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes and the Guarantees by the Issuers, the Guarantors or any other Person.

SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Notes; Defeasance. This Indenture shall be discharged and shall cease to be of further effect and any collateral then securing the Notes shall be released (except for certain rights of the Trustee and the Issuers’ obligations with respect thereto and as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(a) either (i) all the Notes theretofore authenticated and delivered (other than Notes which have been replaced pursuant to Section 2.7 or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes not previously delivered to the Trustee for cancellation (a) have become due and payable, (b) shall become due and payable at their Stated Maturity within one year or (c) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a full redemption by the Trustee (or such entity designated (as agent) by the Trustee or the Issuers for such purpose) in the name, and at the expense, of the Issuers, and either of the Issuers or any Guarantor has deposited or caused to be deposited in a manner that is not revocable by any Issuer or such Guarantor or any of their respective Affiliates with the Paying Agent money or U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuers and/or the Guarantors have paid all other sums then due and payable under this Indenture; and

(c) the Lux Co-Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.1(c) and 8.2, the Issuers, at any time may, with respect to the Notes of any series, terminate (i) all their obligations under the Notes of such series and this Indenture (with respect to such Notes of such series) and have each Guarantor’s obligation discharged with respect to its Guarantee of the Notes of such series (“legal defeasance option”) and cure all then-existing Events of Default with respect to the Notes of such series or (ii) their obligations, with respect to the Notes of such series, under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14 and 3.15 and the operation of Section 4.1 (other than Sections 4.1(a)(i), (ii) and (vi)) and Sections 6.1(iii) (with respect to any Default under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14 and 3.15), 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries of the Issuers only), 6.1(vi) (with respect to Significant Subsidiaries of the Issuers only) and 6.1(vii) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to the Notes of any series, the obligations of each Guarantor under its Guarantee of such Notes of such series shall be terminated simultaneously with the termination of the applicable obligations of the Issuers being terminated.

If the Issuers exercise their legal defeasance option with respect to the Notes of any series, payment of the Notes of such series so defeased may not be accelerated because of an Event of Default, with respect thereto. If the Issuers exercise their covenant defeasance option with respect to the Notes of any series, payment of the Notes of such series so defeased may not be accelerated because of an Event of Default specified in Section 6.1(iii) (with respect to any Default by the Lux Co-Issuer or any of its Restricted Subsidiaries with any of their obligations under Article III other than Section 3.1), 6.1(iv), 6.1(v) (with respect to Significant Subsidiaries of the Issuers only), 6.1(vi) (with respect to Significant Subsidiaries of the Issuers only) or 6.1(vii).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(d) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 7.6 and 7.7 and in this Article VIII shall survive with respect to the applicable series of Notes until the Notes of such series have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.6, 8.5 and 8.6 shall survive such satisfaction and discharge.

SECTION 8.2. Conditions to Defeasance.

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i) the Issuers irrevocably deposit or cause to be deposited in trust (the “defeasance trust”) with the Trustee or the Paying Agent (or such entity designated as agent by the Issuers for such purpose) money or U.S. Government Obligations or a combination thereof (sufficient in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the applicable series of Notes to redemption or maturity, as the case may be; provided that if such redemption is made pursuant to Paragraph 6(b) of the form of Note set forth in Exhibit A hereto (or any corresponding paragraph of a Global Note or a Definitive Note), then (x) the amount of money or U.S. Government Obligations that the Issuers must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Issuers in good faith, and (y) the Issuers must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date;

(ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes of the applicable series to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(v) or (vi) with respect to the Issuers occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

(v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment advisor under the Investment Advisors Act of 1940;

(vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes of such series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes of the applicable series to be so defeased and discharged as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee or the applicable Paying Agent, as applicable, for the redemption of such Notes of the applicable series at a future date in accordance with Article V.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes of the applicable series.

SECTION 8.4. Repayment to Issuers. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this Section 8.4.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and each Guarantor under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if any of the Issuers or the Guarantors has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. Notwithstanding Section 9.2 hereof, this Indenture, the Notes of any series and Guarantees may be amended or supplemented by the Issuers, any Guarantor (with respect to this Indenture or a Guarantee to which it is a party) and the Trustee without notice to or consent of any Holder of Notes of any series:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate delivered to the Trustee;

(ii) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the Guarantees or the Notes of such series to the “Description of Notes” in the Offering Memorandum or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the “Description of Notes” relating to the issuance of such Additional Notes, solely to the extent that such “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes, as contemplated by Section 2.2;

(iii) to comply with Section 4.1;

(iv) to provide for the assumption by a successor Person of the obligations of an Issuer or any Guarantor under this Indenture and the Notes of such series or Guarantee, as the case may be;

(v) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series; provided that the uncertificated Notes of such series are issued in registered form for purposes of Section 163(f) of the Code;

(vi) (A) to add or release Guarantees in accordance with the terms of this Indenture with respect to the Notes of such series or (B) to add additional co-issuers of the Notes of such series;

(vii) to secure the Notes of such series;

(viii) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(ix) to make any change that does not adversely affect the rights of any Holder in any material respect upon delivery to the Trustee of an Officer’s Certificate certifying the absence of such adverse effect;

(x) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the TIA;

(xi) to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes of such series as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes of such series; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes of such series being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes of such series;

(xii) to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(xiii) to provide for or confirm the issuance of Additional Notes.

SECTION 9.2. With Consent of Holders.

(a) This Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that (x) if any such amendment or supplement will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall be required and (y) if any such amendment or supplement by its terms will affect a series of Notes in a manner that is different from and materially adverse relative to the manner in which such amendment or supplement affects other series of Notes, then the consent of the holders of a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Notes) shall be required. With respect to any series of Notes, (i) any Default or Event of Default with respect to such series of Notes or (ii) compliance with any provision of this Indenture, the Notes of such series or the Guarantees may, in each case, be waived as provided in Section 6.4. However, without the consent of each Holder of a Note affected of any series of Notes (including, for the avoidance of doubt, any Notes held by Affiliates), no amendment, supplement or waiver may (with respect to any Notes of such series held by a non-consenting Holder):

(i) reduce the percentage of the aggregate principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or extend the time for payment of interest on any Note of such series;

(iii) reduce the principal of or change the Stated Maturity of any Note of such series;

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes of such series, except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration;

(v) reduce the premium payable upon the redemption of any Note of such series or change the time at which any Note of such series may be redeemed as described under Section 5.1 (other than, in each case, any change to the notice periods with respect to such redemptions) or Section 5.9;

(vi) make any Note of such series payable in money other than that stated in such Note;

(vii) impair the right of any Holder of Notes of such series to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii) make any change in the amendment or waiver provisions of this Indenture that require each Holder’s consent, as described in clauses (i) through (vii) above;

(ix) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such series to receive payments of principal of or premium, if any, or interest on the Notes of such series; or

(x) make the Notes of such series or any Guarantee subordinated in right of payment to any other obligations.

(b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of, any of the covenants contained in Article III of this Indenture (other than Section 3.1) shall be deemed to impair or affect any rights of Holders of the Notes of any series to receive payment of principal of, or premium, if any, or interest on, the Notes of such series.

(c) Promptly after an amendment under this Section 9.2 becomes effective, the Issuers shall (or shall cause the Trustee, at the expense of and at the written request of the Issuers, to) mail or electronically deliver to the Holders of Notes of such series affected thereby a notice briefly describing such amendment. The failure of the Issuers to deliver such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3. Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note of any series shall bind the Holder and every subsequent Holder of that Note of such series or portion of the Note of such series that evidences the same debt as the consenting Holder’s Note of such series, even if notation of the consent or waiver is not made on the Note of such series. After an amendment or waiver becomes effective with respect to the Notes of any series, it shall bind every Holder of Notes of such series unless it makes a change described in clauses (i) through (x) of Section 9.2(a), in which case the amendment or waiver or other action shall bind each Holder of Notes of such series who has consented to it and every subsequent Holder of a Note of such series that evidences the same debt as the consenting Holder’s Notes of such series. Any amendment, other than an amendment that in the sole determination of the Trustee adversely affects the rights, duties, liabilities or immunities of the Trustee or a waiver, in each case, made pursuant to Section 9.2 shall become effective with respect to the Notes of the applicable series upon receipt by the Trustee of the requisite number of written consents.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4. Notation on or Exchange of Notes. If an amendment changes the terms of a Note of the applicable series, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note of such series regarding the changed terms and return it to the Holder. Alternatively, if any Issuer so determines, such Issuers in exchange for the Note of such series shall issue and the Trustee shall authenticate a new Note of such series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note of such series shall not affect the validity of such amendment.

SECTION 9.5. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture and that all conditions precedent to such amendment required by this Indenture have been complied with and, in the case of the Opinion of Counsel, that such amendment, supplement or waiver is the legally valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor or a new co-issuer under this Indenture or releasing a Guarantee by a Guarantor pursuant to Section 10.2(b).

ARTICLE X

Guarantees

SECTION 10.1. Guarantees.

(a) Subject to the provisions of this Article X, each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees, as guarantor and not as a surety, with each other Guarantor, to each Holder, to the extent lawful, the Trustee and the Agent the full and punctual payment and performance when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other Obligations of the Issuers under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

(b) Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuers of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d) Except as set forth in this Article X, Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuers or of any other Guarantor; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 4.1, Section 10.2 or Article VIII. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee, the Agents or the Trustee on behalf of the Holders and such Agents an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Agent or the Holders in enforcing any rights under this Section.

(i) Each Guarantor acknowledges and agrees that the Guarantee of such Guarantor will be a general senior obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and equal in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

(j) Neither the Issuers nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee.

(k) Each Guarantee shall be subject to limitations in accordance with local law in the jurisdiction of organization of the applicable Guarantor and defenses generally available to guarantors in such jurisdiction. For the avoidance of doubt, such limitations and defenses may include, but are not limited to, (i) those related to fraudulent conveyance, fraudulent transfer, voidable preference, financial assistance, corporate purpose, corporate benefit, capital maintenance, earnings stripping, retention of title claims and similar laws, regulations and defenses affecting the rights of creditors generally, (ii) such limitations and defenses as are described in the Offering Memorandum under the caption “Limitations on Validity and Enforceability of the Guarantees and the Security Interests” and (iii) other considerations under applicable law.

(l) (i) The obligations and liabilities of any Guarantor incorporated in France (each such Guarantor, a “French Guarantor”) under the Notes or this Indenture and in particular under this Article X shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L.225-216 of the French Code de Commerce and/or would constitute a misuse of corporate assets within the meaning of articles L.242-6 or L.244-1 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by French courts.

(ii) The obligations and liabilities of each French Guarantor under this Article X for the obligations under the Notes or this Indenture of any other obligor which is not a Subsidiary of such French Guarantor shall be limited, at any time to an amount equal to the proceeds from the offering of the Notes which the Issuers have applied for the direct or indirect benefit of each French Guarantor through the intercompany loan agreements and cash pooling arrangements that are outstanding on the date a payment is requested to be made by such French Guarantor under this Article X; it being specified that any payment made by a French Guarantor under this Article X in respect of the obligations of the Issuers shall reduce pro tanto the outstanding amount due by such French Guarantor under the intercompany loan agreements or cash pooling arrangements referred to above and that any repayment of the intercompany loans or of the cash pooling arrangements by the French Guarantor shall reduce pro tanto the amount payable under this Article X.

(iii) The obligations and liabilities of each French Guarantor under this Article X for the obligations under the Notes or this Indenture of any other obligor which is its Subsidiary shall not be limited, and shall therefore cover all amounts due by such obligor. However, where such Subsidiary is itself a Guarantor that guarantees the obligations of an obligor that is not a Subsidiary of the relevant French Guarantor, the amounts payable by such French Guarantor under this paragraph (iii) in respect of the obligations of this Subsidiary as Guarantor, shall be limited as set out in paragraph (ii) above.

(m) With respect to any Guarantor that is a foreign subsidiary which is incorporated in Germany (each a “German Guarantor”), the limitations and defenses in relation to such German Guarantor’s obligations and liabilities under its Guarantee shall be as agreed in the supplemental indenture to be entered into by the relevant German Guarantors after the date of this Indenture.

(n) (i) Notwithstanding anything to the contrary contained in this Indenture, the aggregate maximum amount payable by any Guarantor incorporated in Luxembourg (each, a “Luxembourg Guarantor”) in respect of the aggregate amount of its Guarantee obligations under this Indenture for the obligations of any Issuer which is not its direct or indirect subsidiary shall be limited at any time to an amount (the “Amount”) not exceeding the higher of:

(A) 95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the subordinated debt (dettes subordonnées) owed by such Luxembourg Guarantor (excluding however any amounts borrowed by such Luxembourg Guarantor as per Section 10.1(o)(ii)) (the “Luxembourg Subordinated Debt”), as determined by article 34 of the Luxembourg law of December 19, 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies (the “2002 Law”) at the date of this Indenture; and

(B) 95 percent of such Luxembourg Guarantor’s net assets (capitaux propres) and the Luxembourg Subordinated Debt as determined by article 34 of the 2002 Law at the date the guarantee is called.

For the purpose of determining the value of the assets, the assets of such Luxembourg Guarantor incorporated under the laws of the Grand Duchy of Luxembourg will be determined by the Paying Agent (acting in its sole commercially reasonable discretion) and valued at the greater of:

(i) their book value, as reflected at the relevant time in the books of such Luxembourg Guarantor, or

(ii) their fair value.

In case of disagreement or doubt as regards the accuracy of the valuation of the assets, the holders of the Notes or the Paying Agent (acting in its sole commercially reasonable discretion) may require that such value be determined by an independent auditor (réviseur d’entreprises agréé).

(ii) The above limitation shall not apply to (i) any amounts (if any) borrowed directly or indirectly by or made available by whatever means to that Luxembourg Guarantor or any of its direct or indirect subsidiaries under the Senior Credit Agreement, (ii) any amounts borrowed under the Senior Credit Agreement and on-lent to the Luxembourg Guarantor or any of its direct or indirect subsidiaries (in any form whatsoever) and (iii) any amounts (if any) issued by an Issuer under this Indenture where the issued amounts have been directly or indirectly lent or otherwise made available by such Issuer to a Luxembourg Guarantor or to any direct or indirect subsidiary of a Luxembourg Guarantor;

(iii) Any Amount called under the Guarantee of a Luxembourg Guarantor is to be deducted from the Amount as defined in the Subsidiary Guaranty (as defined in the Senior Credit Agreement) at the moment of such calling.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or the laws of the jurisdiction of organization of such Guarantor and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) A Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Guarantee and this Indenture shall be released and discharged upon:

(1) the sale, exchange, disposition or other transfer (including through merger, consolidation, amalgamation, dissolution or similar transaction) of (x) the Capital Stock of such Guarantor, if after such transaction the Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor if such sale, exchange, disposition or other transfer (including through merger, consolidation, amalgamation, dissolution or similar transactions) is made in compliance with this Indenture;

(2) the Lux Co-Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth in Section 3.4, Section 3.14 and the definition of “Unrestricted Subsidiary;”

(3) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to Section 3.11, (x) the release or discharge of the guarantee by such Restricted Subsidiary (or the co-issuer or co-borrower obligation of such Restricted Subsidiary) of Indebtedness of the Issuers or any Restricted Subsidiary or (y) the repayment of the Indebtedness, in each case, that resulted in the obligation to guarantee the Notes (except if a release, discharge or repayment is by or as a result of payment in connection with the enforcement of remedies under such other guarantee);

(4) the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under Article VIII or if this Indenture is discharged (including through redemption or repurchase of all the Notes as a result of satisfaction and discharge or otherwise) in accordance with this Indenture;

(5) the release or discharge of the guarantee by, or direct obligation of, such Guarantor of the Obligations under the Senior Credit Agreement (except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation);

(6) upon the occurrence of a Covenant Suspension Event; or

(7) upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing the Senior Credit Agreement or other exercise of remedies in respect thereof.

(c) If any Guarantor is released from its Guarantee, any of its Subsidiaries that are Guarantors shall be released from their Guarantees, if any.

(d) In the case of Section 10.2(b), to the extent an Issuer requests evidence of release of a Guarantor pursuant to Section 10.2(b) from the Trustee, such Issuer shall deliver an Officer’s Certificate to the Trustee with respect to such release.

(e) The release of a Guarantor from its Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any such Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Guarantee, such Guarantor shall be entitled to seek and receive contribution from and against the Issuers or any other Guarantor who have not paid their proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

INTENTIONALLY OMITTED

ARTICLE XII

Miscellaneous

SECTION 12.1. Notices. Notices given by publication shall be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing. Notices personally delivered will be deemed given at the time delivered by hand. Notices given by facsimile or email will be deemed given when receipt is acknowledged. Notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier. Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or any Guarantor:

c/o Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: Chief Financial Officer

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, NY 10022

Fax: (212) 813-4901

Tel: (212) 813-4900

Attention to: Robert Schmidt

With copies to:

Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: General Counsel

Patrick Shannon and Jason Licht

Latham and Watkins LLP

555 Eleventh Street NW

Suite 1000

Washington, DC 20004-1304

Fax: (202) 637-2201

Tel: (202) 637-2200

if to the Trustee:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: (203) 453-1183

Attention: Ortho-Clinical Notes Administrator

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (except in connection with (x) the original issuance of Notes on the date hereof and (y) with respect to clause (ii) below, the execution of any amendment or supplement adding a new Guarantor under this Indenture), the Issuers shall furnish to the Trustee:

(i) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to Section 3.12) shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 12.4. Prescription. Pursuant to Luxembourg law, claims against the Lux Co-Issuer for the payment of principal or premium (if any) on the Notes will be prescribed 10 years after the applicable due date for payment thereof. Claims against the Lux Co-Issuer for payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

SECTION 12.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.6. Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.7. Governing Law. This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The application of the provisions set out in articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

SECTION 12.8. Jurisdiction and Service. In relation to any legal action or proceedings arising out of or in connection with this Indenture and the Notes and the Guarantees, the Lux Co-Issuer and each Guarantor that is organized under laws other than those of the United States or a state or territory thereof or the District of Columbia or France hereby (i) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States (ii) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees in such courts on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum and agrees not to plead or claim the same, (iii) designates and appoints the U.S. Co-Issuer as its authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and (iv) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the U.S. Co-Issuer, with written notice of said service to such Person at the address of the U.S. Co-Issuer set forth in Section 12.1, shall be effective service of process for any such action or proceeding brought in any such court.

SECTION 12.9. Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10. No Recourse Against Others. No manager, managing director, incorporator, director, officer, employee or holder of any Equity Interests of the Lux Co-Issuer, the U.S. Co-Issuer, any Subsidiary or any direct or indirect parent of the Lux Co-Issuer, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes or this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.11. Successors. All agreements of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Indenture.

SECTION 12.13. Variable Provisions. The Issuers initially appoint the Trustee as Paying Agent and Registrar and Notes Custodian with respect to any Global Notes.

SECTION 12.14. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.15. Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve bank wire or telex or other wire or communication facility; it being understood that the Trustee and such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.16. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 12.17. [Reserved].

SECTION 12.18. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ORTHO-CLINICAL DIAGNOSTICS, INC.

By:	/s/ John Sanders
Name: John Sanders
Title: Vice President and Treasurer

ORTHO-CLINICAL DIAGNOSTICS S.A.
duly represented by

By:	/s/ John K. Sanders
Name: John K. Sanders
Title: Director & Authorized Signatory

[Signature Page to the Indenture]

ORTHO-CLINICAL DIAGNOSTICS CANADA HOLDINGS CORPORATION, as a Guarantor

By:	/s/ Elana Benayon
Name: Elana Benayon
Title: Director

[Signature Page to the Indenture]

CRIMSON GERMANY GMBH, as a Guarantor

By:	/s/ Waclaw Lukowicz
Name: Waclaw Lukowicz
Title: Managing Director

GERMANY OCD CO GMBH, as a Guarantor

By:	/s/ Waclaw Lukowicz
Name: Waclaw Lukowicz
Title: Managing Director

GERMANY OCD HOLDING GMBH & CO. KG, as a Guarantor

By:	/s/ Waclaw Lukowicz
Name: Waclaw Lukowicz
Title: Managing Director

ORTHO-CLINICAL DIAGNOSTICS GMBH, as a Guarantor

By:	/s/ Waclaw Lukowicz
Name: Waclaw Lukowicz
Title: Managing Director

[Signature Page to the Indenture]

ORTHO-CLINICAL DIAGNOSTICS FRANCE, as a Guarantor

By:	/s/ Mikaël Julien
Name: Mikaël Julien
Title: President (Président)

[Signature Page to the Indenture]

OCD INVESTMENT HOLDINGS B.V., as a Guarantor

By:	/s/ Dean Andrew Read
Name: Dean Andrew Read
Title: Managing Director / Authorised Officer

ORTHO-CLINICAL DIAGNOSTICS NETHERLANDS B.V., as a Guarantor

By:	/s/ Dean Andrew Read
Name: Dean Andrew Read
Title: Managing Director / Authorised Officer

[Signature Page to the Indenture]

ORTHO-CLINICAL DIAGNOSTICS FINCO S.À R.L., as a Guarantor

By:	/s/ John K. Sanders
Name: John K. Sanders
Title: Manager & Authorized Signatory

ORTHO-CLINICAL DIAGNOSTICS LUXEMBOURG S.À R.L., as a Guarantor

By:	/s/ John K. Sanders
Name: John K. Sanders
Title: Manager & Authorized Signatory

[Signature Page to the Indenture]

CRIMSON OCD (UK) LIMITED, as a Guarantor

By:	/s/ Richard Jenkins
Name: Richard Jenkins
Title: Director

ORTHO-CLINICAL DIAGNOSTICS (UK), as a Guarantor

By:	/s/ Richard Jenkins
Name: Richard Jenkins
Title: Director

[Signature Page to the Indenture]

CRIMSON INTERNATIONAL ASSETS LLC, as a Guarantor

By:	/s/ Todd Davachi
Name: Todd Davachi
Title: Chief Financial Officer

CRIMSON U.S. ASSETS LLC, as a Guarantor

By:	/s/ Todd Davachi
Name: Todd Davachi
Title: Chief Financial Officer

U.S. CRIMSON ACQUISITION INC., as a Guarantor

By:	/s/ Todd Davachi
Name: Todd Davachi
Title: Chief Financial Officer

MICRO TYPING SYSTEMS, INC., as a Guarantor

By:	/s/ Todd Davachi
Name: Todd Davachi
Title: Chief Financial Officer

[Signature Page to the Indenture]

WILMINGTON TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

Global Note Legend, if applicable

Private Placement Legend, if applicable

Temporary Regulation S Legend, if applicable

No. [___]	Principal Amount $[________________],
as revised by the Schedule of Increases
or Decreases in the Global Note attached
hereto[1]

CUSIP NO. [2]

ISIN NO. [3]

ORTHO-CLINICAL DIAGNOSTICS, INC.

ORTHO-CLINICAL DIAGNOSTICS S.A.

7.250% Senior Notes due 2028

ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York, and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693, promise to pay to Cede & Co., or its registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on February 1, 2028.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Insert Global Notes only
[2]	144A – 68752D AA6

Reg S – U6831N AA6

IAI – 68752D AB4

[3]	144A – US68752DAA63

Reg S – USU6831NAA64

IAI – US68752DAB47

ORTHO-CLINICAL DIAGNOSTICS, INC.

By:
Name:
Title:

ORTHO-CLINICAL DIAGNOSTICS S.A.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF NOTE]

7.250% Senior Note due 2028

1.	Interest

ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuers shall pay interest semiannually on February 1 and August 1 of each year, with the first interest payment to be made on August 1, 2020.4 Interest on this Note shall accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from January 27, 2020.5 The Issuers shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by this Note to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at 2% per annum in excess of the above rate and shall pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.	Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on this Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date unless Notes are cancelled, repurchased or redeemed after the record date and before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the Paying Agent by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuers shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at 246 Goose Lane, Suite 105, Guilford, CT 06437 (“Trustee”), shall act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act as Paying Agent, Registrar or co-registrar.

[4]	With respect to the Initial Notes.
[5]	With respect to the Initial Notes.

4.	Indenture

The Issuers issued the Notes under an Indenture dated as of January 27, 2020 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuers. This Note is one of the 7.250% Senior Notes due 2028 referred to in the Indenture. The Notes include (i) $675,000,000 aggregate principal amount of the Issuers’ 7.250% Senior Notes due 2028 issued under the Indenture on January 27, 2020 (herein called “Initial Notes”) and (ii) if and when issued, additional Notes of the Issuers that may be issued from time to time under the Indenture subsequent to January 27, 2020 (herein called “Additional Notes”).

5.	Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally Guaranteed (and future guarantors shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis, subject to the limitations described in Article X of the Indenture.

6.	Optional Redemption

(a) On and after February 1, 20236, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the 12-month period commencing on February 17 of the years set forth below:

Year	Percentage
2023	103.625%
2024	101.813%
2025 and thereafter	100.000%

[6]	With respect to the Initial Notes.
[7]	With respect to the Initial Notes.

(b) At any time prior to February 1, 20238, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon notice as described in Section 5.4 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of the redemption notice, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

(c) At any time and from time to time, upon notice as described in Section 5.4 of the Indenture, prior to February 1, 20239, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an aggregate amount not to exceed the cash proceeds less any underwriting spread paid in cash of one or more Equity Offerings, to the extent (in the case of an Equity Offering by a direct or indirect parent of the Lux Co-Issuer) that such cash proceeds thereof are contributed to the common equity capital of the Lux Co-Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Lux Co-Issuer, at a redemption price (expressed as a percentage of the principal amount thereof) equal to 107.250% plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date); provided, however, that at least the lesser of (i) 50% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) then outstanding and (ii) $200 million aggregate principal amount of the Notes must remain outstanding immediately after each such redemption (except to the extent otherwise repurchased or redeemed substantially contemporaneously in accordance with the terms of the Indenture); provided, further, that for purposes of calculating the principal amount of the Notes able to be redeemed with such cash proceeds of such Equity Offering or Equity Offerings, such amount shall include only the principal amount of the Notes to be redeemed plus the premium on such Notes to be redeemed; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated.

(d) At any time, in connection with any tender offer or other offer to purchase any series of Notes (including pursuant to a Change of Control Offer, Alternate Offer or Asset Sale Offer), if not less than 90% in aggregate principal amount of the outstanding Notes of such series are purchased by the Issuers, or any third party purchasing or acquiring in lieu of the Issuers, all of the Holders will be deemed to have consented to such tender or other offer and accordingly, the Issuers or such third party will have the right, upon notice as described in Section 5.4 of the Indenture, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price paid to Holders in such purchase, plus accrued and unpaid interest, if any, on such Notes to (but not including) the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

(e) Any redemption of the Notes may, at the Issuers’ discretion, be subject to one or more conditions precedent. The Redemption Date of any redemption that is subject to satisfaction of one or more conditions precedent may, in the Issuers’ discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified, extended or rescinded in the event that any or all such conditions shall not have yet been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case).

[8]	With respect to the Initial Notes.
[9]	With respect to the Initial Notes.

(f) Unless the Issuers default in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g) Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Article V of the Indenture.

7.	Redemption for Taxation Reasons

The Issuers may redeem the Notes, at their option, in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the Tax Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date) and all Additional Amounts, if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Issuers determine in good faith that, as a result of a Change in Tax Law, any Payor with respect to the Notes or a Guarantee is, or on the next date on which any amount would be payable in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including the appointment of a new Paying Agent or, where such action would be reasonable, payment through another Payor); provided that changing the jurisdiction of an Issuer is not a reasonable measure for purposes of this section; provided further that no Payor shall be required to take any measures that in the Issuers’ good-faith determination would result in the imposition on such person of any legal or regulatory burden or the incurrence by such person of additional costs, or would otherwise result in any adverse consequences to such person.

In the case of any Payor, the Change in Tax Law with respect to a given Relevant Taxing Jurisdiction must become effective on or after the later of the date of the Offering Memorandum or the date a jurisdiction becomes a Relevant Taxing Jurisdiction. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (1) an Officer’s Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied (including that the obligation to pay such Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it) and (2) an opinion of an independent tax counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. In addition, the foregoing provisions will apply with respect to a Guarantor’s obligation to pay Additional Amounts only after the Guarantor is obligated to make at least one payment on the Notes.

8.	Change of Control; Asset Sales

(a) If a Change of Control occurs after the Issue Date, unless the Issuers have exercised their right to redeem all of the Notes under Section 5.1 of the Indenture or an Alternate Offer has been made, each Holder shall have the right to require the Issuers to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the Notes submitted or selected for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date) as provided in, and subject to the terms of, the Indenture.

(b) In connection with any Change of Control Offer or Alternate Offer, any such Change of Control Offer or Alternate Offer may, at the discretion of the Issuer or a third party making such offer, be subject to one or more conditions precedent. The purchase date of any purchase that is subject to satisfaction of one or more conditions precedent may, in the discretion of the Issuers or such third party making such offer, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers or such third party in their sole discretion), or such purchase may not occur and any notice with respect to such purchase may be modified, extended or rescinded in the event that any or all such conditions shall not have yet been satisfied (or waived by the Issuers or such third party in their sole discretion) by the purchase date, or by the purchase date so delayed (which may exceed 60 days from the date of the notice in such case).

(c) In the event of an Asset Sale Offer that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuers shall be required to make an offer to all Holders to purchase Notes in accordance with Section 3.7(c) and 5.8 of the Indenture at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date). Holders that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally-recognized certified public accounting firm) for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.	Amendment, Waiver

The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

14.	Defaults and Remedies

Events of Default shall be as set forth in Article VI of the Indenture.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy or insolvency of the Issuers) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of outstanding Notes of such series may declare the principal of, premium, if any, and accrued but unpaid interest, on all the Notes outstanding of such series to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Issuers are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default without any declaration or other act on the part of the Trustee or any Holders.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.	Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No manager, managing director, director, officer, employee, incorporator or Holder of any Equity Interests in the Lux Co-Issuer, the U.S. Co-Issuer, any Subsidiary or any direct or indirect parent of the Lux Co-Issuer, as such, shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability.

The waiver and release shall be part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.	Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

21.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The application of the provisions set out in articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated August 10, 1915 is excluded.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Note shall be $[                ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount in increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐	☐
3.7	3.9

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or integral multiples of $1,000 in excess thereof): $

Date:	Your Signature:
(Sign exactly as your name appears on
the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Ortho-Clinical Diagnostics, Inc.

Ortho-Clinical Diagnostics S.A.

c/o Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: Chief Financial Officer

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile: (212) 813-4901

Tel: (212) 813-4900

Attention to: Robert Schmidt

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: (203) 453-1183

Attention: Ortho-Clinical Notes Administrator

Re: 7.250% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer and their successors and assigns under the Indenture, the “Issuers”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐	Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐	Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐	Check and complete if Transferee shall take delivery of a beneficial interest in the IAI Global Note or an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

		(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

		(b)	☐	such Transfer is being effected to the Issuers or a subsidiary thereof;

or

		(c)	☐	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

		(d)	☐	such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $150,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐	Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

		(a)	☐	Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

		(b)	☐	Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐	Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any
State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	IAI Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee shall hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	Unrestricted Global Note (CUSIP [ ]), or

		(iv)	☐	IAI Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Ortho-Clinical Diagnostics, Inc.

Ortho-Clinical Diagnostics S.A.

c/o Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: Chief Financial Officer

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile: (212) 813-4901

Tel: (212) 813-4900

Attention to: Robert Schmidt

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: (203) 453-1183

Attention: Ortho-Clinical Notes Administrator

Re: 7.250% Senior Notes due 2028

(CUSIP [                ])

Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer and their successors and assigns under the Indenture, the “Issuers”), the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                         (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the

Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Ortho-Clinical Diagnostics, Inc.

Ortho-Clinical Diagnostics S.A.

c/o Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: Chief Financial Officer

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile: (212) 813-4901

Tel: (212) 813-4900

Attention to: Robert Schmidt

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Facsimile: (203) 453-1183

Attention: Ortho-Clinical Notes Administrator

Re: 7.250% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of January 27, 2020 (the “Indenture”), among ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer and their successors and assigns under the Indenture, the “Issuers”), the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $            aggregate principal amount of:

(a)     ☐ a beneficial interest in a Global Note, or

(b)     ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

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2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $150,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

THIS [●] SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”), is by and among ORTHO-CLINICAL DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of New York (the “U.S. Co-Issuer”), and ORTHO-CLINICAL DIAGNOSTICS S.A., a société anonyme governed by the laws of Luxembourg, having its registered office at 89C, rue Pafebruch, and registered with the Luxembourg trade and companies register under number B185693 (the “Lux Co-Issuer” and, together with the U.S. Co-Issuer and their successors and assigns under the Indenture, the “Issuers”), each of the parties identified as a New Guarantor on the signature pages hereto (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Trustee are parties to an indenture dated as of January 27, 2020 (the “Indenture”), providing for the issuance of the Issuers’ 7.250% Senior Notes due 2028 (the “Notes”);

WHEREAS, Section 3.11 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreements to Become Guarantors. (a) Each of the New Guarantors hereby unconditionally guarantees the Issuers’ obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuers, on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

(b) [Local law limitations to be inserted, if applicable.]

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Lux Co-Issuer, the U.S. Co-Issuer, any Subsidiary or any direct or indirect parent of the Lux Co-Issuer, as such, shall have any liability for any obligations of the Issuers or the New Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. Notices. For purposes of Section 12.1 of the Indenture, the address for notices to each of the New Guarantors shall be:

Ortho-Clinical Diagnostics, Inc.

Ortho-Clinical Diagnostics S.A.

c/o Ortho Clinical Diagnostics

1001 U.S. 202

Raritan, NJ 08869

Tel: (908) 218-8000

Attention to: Chief Financial Officer

c/o The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, NY 10022

Fax: (212) 813-4901

Tel: (212) 813-4900

Attention to: Robert Schmidt

6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

8. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the New Guarantors.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ORTHO-CLINICAL DIAGNOSTICS, INC.

By:
Name:
Title:

ORTHO-CLINICAL DIAGNOSTICS S.A.
duly represented by

By:
Name:
Title:

WILMINGTON TRUST,NATIONAL ASSOCIATION,
as Trustee

By:
Name: [ ]
Title: [ ]

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